UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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USA TRUCK INC.

(Name of Registrant as Specified In Its Charter)

N/A

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USA TRUCK INC.

3200 Industrial Park Road

Van Buren, Arkansas 72956

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 21, 2020*

To the Stockholders of USA Truck Inc.:

Notice is hereby given that the Annual Meeting of Stockholders (“Annual Meeting”) of USA Truck Inc. (the “Company,” “we,” “us,” or “our”) will be held at our corporate offices at 3200 Industrial Park Road, Van Buren, Arkansas 72956, on Thursday, May 21, 2020, at 10:00 a.m., local time*, for the following purposes:

1)	Election of two (2) Class I directors for a term of office expiring at the 2023 Annual Meeting.
2)	Advisory approval of the Company’s executive compensation.
3)	Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2020.

Only holders of record of our Common Stock at the close of business on March 27, 2020, are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

The Company’s Proxy Statement is submitted herewith.  The Annual Report for the year ended December 31, 2019, is being mailed to stockholders contemporaneously with the mailing of this Notice and Proxy Statement.  Except to the extent it is incorporated by specific reference, the enclosed copy of our 2019 Annual Report is not incorporated into this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

Important Notice Regarding the Availability of Proxy Materials for

the Meeting of Stockholders to Be Held on May 21, 2020

We have elected to provide access to our proxy materials both by: (i) sending you this full set of proxy materials, including a proxy card; and (ii) notifying you of the availability of our proxy materials on the Internet.  This Notice of Meeting, Proxy Statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2019, are available online and may be accessed at http://www.cstproxy.com/usa-truck/2020.  We do not use “cookies” or other software that identifies visitors accessing these materials on this website.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

By order of the Board of Directors

/s/ Charles Lane

Secretary

Van Buren, Arkansas

April 17, 2020

YOUR VOTE IS IMPORTANT.

To ensure your representation at the annual meeting, you are requested to promptly date, sign and return the accompanying proxy in the enclosed envelope.  Returning your proxy now will not interfere with your right to attend the annual meeting or to vote your shares personally at the annual meeting, if you wish to do so.  The prompt return of your proxy may save us additional expenses of solicitation.

*The safety of our employees, customers, communities, and stockholders is our first priority.  We are closely monitoring statements issued by the World Health Organization and the Centers for Disease Control and Prevention regarding the novel coronavirus disease, COVID-19.  As part of our precautions, we reserve the right to reconsider the date, time, and/or means of convening the Annual Meeting, including solely by means of remote communications.  If we change the date, time, and/or means of convening the Annual Meeting, we will announce our decision in advance, and details on how to participate will be posted on the Investor Relations tab of our website at http://www.usa-truck.com and filed with the SEC as additional proxy material.  We encourage attendees to review guidance from public health authorities on this issue, and to check our website prior to the Annual Meeting if you plan to attend.

USA TRUCK INC.

3200 Industrial Park Road

Van Buren, Arkansas 72956

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To be held on May 21, 2020*

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of USA Truck Inc., a Delaware corporation (the “Company,” “USA Truck,” “we,” “our” or “us”), for use at the Annual Meeting of the Company to be held at the time and place and for the purposes set forth in the foregoing notice.   Our mailing address is 3200 Industrial Park Road, Van Buren, Arkansas 72956, and our telephone number is (479) 471‑2500.

The cost of soliciting proxies will be borne by the Company.   In addition to solicitation by mail, certain of our officers and employees, who will receive no special compensation therefor, may solicit proxies in person or by telephone, telegraph, facsimile or other means.   We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our Common Stock.

The approximate date on which this Proxy Statement and the accompanying proxy are first being mailed to stockholders is April 17, 2020.

REVOCABILITY OF PROXY

Any stockholder executing a proxy retains the right to revoke it at any time prior to exercise at the Annual Meeting.  A proxy may be revoked by delivery of written notice of revocation to Charles Lane, Secretary of the Company, by execution and delivery to the Company of a later proxy or by voting the shares in person at the Annual Meeting.  If not revoked, all shares represented at the Annual Meeting by properly executed proxies will be voted as directed therein.  If no direction is given, such shares will be voted for election of all nominees for director, for approval, in an advisory and non-binding vote, of the compensation of our Named Executive Officers, for the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2020, and at the discretion of the person(s) named as proxy(ies) therein on any other matters that may properly come before the Annual Meeting or any adjournments thereof.

OUTSTANDING STOCK AND VOTING RIGHTS

The Board of Directors has fixed the close of business on March 27, 2020, as the record date for determining the stockholders having the right to notice of, and to vote at, the Annual Meeting.   As of the record date, March 27, 2020,  8,738,776 shares of Common Stock were outstanding and entitled to vote at the meeting.   Each stockholder will be entitled to one vote for each share of Common Stock owned of record on the record date.   The stock transfer books of the Company will not be closed.  Stockholders are not entitled to cumulative voting with respect to the election of directors.   The holders of a majority of the outstanding shares of Common Stock entitled to vote, present in person or represented by proxy, are necessary to constitute a quorum.

REQUIRED AFFIRMATIVE VOTE AND VOTING PROCEDURES

Our bylaws provide that the nominees who receive a plurality of the votes cast by stockholders present or represented by proxy at an Annual Meeting, and entitled to vote on the election of directors, will be elected as directors of the Company.  Thus, any abstentions or broker non-votes will have no effect on the election of directors.   However, at any stockholder meeting at which a director is subject to an uncontested election, any nominee for director who receives a greater number of votes “withheld” from or voted “against” his or her nomination than are voted “for” such election, excluding abstentions, shall promptly tender his or her resignation for consideration by the Nominating and Corporate Governance Committee pursuant to the Company’s majority vote policy.   See “Corporate Governance – The Board of Directors and Its Committees – Additional Corporate Governance Policies” for additional information regarding our majority vote policy.   Approval of any other matter submitted to stockholders each requires the affirmative vote of a majority of votes cast by stockholders entitled to vote and represented in person or by proxy at the Annual Meeting.   Abstentions and broker non-votes will not be counted for purposes of determining the number of votes cast with respect to a proposed corporate action.   Accordingly, abstentions and broker non-votes will have no effect on the approval of any other matter submitted to stockholders.

If you are a holder of record of our Common Stock, you may vote your shares either (i) over the telephone by calling a toll-free number, (ii) by using the Internet, or (iii) by mailing your proxy card.  Owners who hold their shares in street name will need to obtain a voting instruction form from the institution that holds their stock and must follow the voting instructions given by that institution.

The above-mentioned telephone and Internet-voting procedures have been designed to authenticate your identity, to allow you to give instructions, and to confirm that those instructions have been recorded properly.   If you choose to vote by telephone or by using the Internet, please refer to the specific instructions on the proxy card.  If you wish to vote using the proxy card, complete, sign and date your proxy card and return it to us before the meeting.

PROPOSAL ONE: ELECTION OF DIRECTORS

Our Restated and Amended Certificate of Incorporation provides that there shall be eight directors, subject to increases or decreases in such number by vote of the Board of Directors in accordance with the bylaws, classified into three classes, and that members of the three classes shall be elected to staggered terms of three years each.  The Board presently consists of seven persons.

The current term of office of the two Class I directors will expire at the 2020 Annual Meeting and all of those directors have been nominated for re-election at the Annual Meeting:

Class I

Term Expiring 2023

Maj. General (Ret.) Barbara J. Faulkenberry

M. Susan Chambers

Proxies may not be voted at the 2020 Annual Meeting for more than two nominees for election as directors.  Each of the nominees has consented to serve if elected and, if elected, will serve until the 2023 Annual Meeting or until her successor is duly elected and qualified, or until her earlier resignation, death, or removal.

Class II and Class III directors are currently serving terms expiring in 2021 and 2022, respectively.  Class II directors are James D. Reed, Thomas M. Glaser, and Gary R. Enzor.  Class III directors are Robert E. Creager and Alexander D. Greene.  Mr. Robert A. Peiser, formerly Chairman of the Board and a Class III director, served until his resignation in May 2019.

All duly submitted and unrevoked proxies will be voted FOR the nominees listed above, unless otherwise instructed.  It is expected that the nominees will be available for election, but if for any unforeseen reason any nominee should decline or be unavailable for election, the persons designated as proxies will have full discretionary authority to vote for another person designated by the Nominating and Corporate Governance Committee.

Vote Required for Approval

Assuming the presence of a quorum at the Annual Meeting, the nominees who receive a plurality of the votes cast by stockholders present or represented by proxy at the Annual Meeting, and entitled to vote on the election of directors, will be elected as directors.  Any director subject to an uncontested election who is elected by a plurality and receives a greater number of votes “withheld” from or voted “against” his or her election than are voted “for” such election (excluding abstentions) shall be subject to the majority vote policy described under “Corporate Governance – The Board of Directors and Its Committees – Additional Corporate Governance Policies.”

Class I Director Nominees

Major General (Ret.) Barbara J. Faulkenberry.  General Faulkenberry, 60, has served as a director since January 2016.  General Faulkenberry has chaired the Technology Committee since it was formed in May 2016, and also serves on the Nominating and Corporate Governance Committee.  General Faulkenberry also serves on the board of directors, and is a member of the Audit Committee, the Nominating and Corporate Governance Committee, and the Strategic Planning and Reserves Committee, of Callon Petroleum Company since May 2018.  Prior to her retirement from the military in 2014, General Faulkenberry served as the Vice Commander, 18th Air Force, Scott Air Force Base, IL, with direct oversight of 1,100 mobility aircraft and 37,000 people.  Since then, General Faulkenberry has held positions as an advisor for Momentum Aerospace Group, a Trustee for the Air Force Academy’s Falcon Foundation and a board member of the International Women’s Forum Leadership Foundation.  She is a NACD Board Leadership Fellow and earned the Carnegie Mellon/NACD Certificate in Cybersecurity Oversight, both of which contribute to best practices in corporate governance and cyber security.  General Faulkenberry brings to the Company senior leadership experience in the areas of logistics, strategic planning, risk management, cyber defense, governmental affairs, information technology and leadership development, which we believe qualifies her to serve as a member of our Board of Directors.

M. Susan Chambers.  Mrs. Chambers, 62, has served as a director since March 2016.  Ms. Chambers has chaired the Executive Compensation Committee since November 2016.  Since July 2015, Mrs. Chambers has served as principal of Chambers Consulting LLC.  Mrs. Chambers served as the Chief Human Resource Officer for Walmart Inc. from 2006 to her retirement in July 2015.  From May 2017 to June 2018, Ms. Chambers served as a director for publicly traded Ecoark Holdings, Inc., a company that works to modernize the post-harvest fresh food supply chain for a wide range of organizations including growers, distributors and retailers.  Prior to 2006, Mrs. Chambers served in various positions at Walmart Inc. since 1999, including Vice President of Application Development – Merchandising and Supply Chain Systems and Senior Vice President of Risk Management, Retirement and Benefits.  Mrs. Chambers previously served as a director of a private banking institution.  We believe that Mrs. Chambers’ extensive experience in human resource, supply chain and risk management qualifies her to serve on our Board of Directors.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE TWO NOMINEES NAMED ABOVE.

CONTINUING DIRECTORS

Class II Directors

James D. Reed.  Mr. Reed, 47, has served as President, Chief Executive Officer (“CEO”) and a director since January 2017.  From November 2016 through January 2017, Mr. Reed served as Executive Vice President and Chief Financial Officer of the Company.  From June 2012 through October 2016, Mr. Reed served as Chief Financial Officer at Interstate Distributor Co., a provider of line and heavy-haul, refrigerated and intermodal transportation services throughout the continental United States and Canada, and President of two of its subsidiaries.  From June 2011 through June 2012, Mr. Reed served as Senior Director, Finance at the Isilon Storage Division of EMC, a computer hardware and software company selling clustered file system hardware and software for digital content and other unstructured data to a variety of industries.  He began his career with Intel Corp. in 1997.  Mr. Reed holds a Bachelor of Arts in History and a Master of Business Administration from Brigham Young University.  We believe Mr. Reed’s extensive management and leadership experience, his thorough knowledge of the transportation and trucking industry and his role as President and CEO of the Company, which allows the Board of Directors to interface directly with senior management, qualifies him to serve as a member of our Board of Directors.

Thomas M. Glaser.  Mr. Glaser, 70, has served as a director since May 2014.  Mr. Glaser has worked as an independent consultant to the truckload industry since 2010, and served as our President and CEO from July 2015 to January 2016, and our Interim Chief Operating Officer (“COO”) from April 2015 to July 2015 and January 2013 to June 2013.  Mr. Glaser served as President and CEO of Arnold Transportation Services, Inc., a dry van freight services provider, from January 2008 to 2010, as well as a board member of Priority Transportation, Inc., from 2008 to 2010.  Previously, Mr. Glaser held several positions at Celadon Group, Inc., from 2001 to 2007, most recently serving as President and COO.  We believe Mr. Glaser’s considerable experience as a senior executive in the transportation industry qualifies him to serve as a member of our Board of Directors.

Gary R. Enzor.  Mr. Enzor, 57, has served as a director since September 2014.  Mr. Enzor has chaired the Nominating and Corporate Governance Committee since May 2015.  He is Chairman and CEO of Quality Distribution, Inc., a chemical bulk logistics services provider. Mr. Enzor has served as Chairman of Quality Distribution, Inc., since August 2013, has served as CEO since 2007, and as President since 2005.  Mr. Enzor joined Quality Distribution, Inc. in 2004 as EVP and COO.  Prior to joining Quality Distribution, Mr. Enzor held executive positions with Swift Transportation Company (“Swift”), Honeywell, Dell Computer and AlliedSignal, Inc. (now Honeywell International, Inc.).  We believe Mr. Enzor’s considerable experience in and thorough knowledge of the transportation and trucking industry qualifies him to serve as a member of our Board of Directors.

Class III Directors

Robert E. Creager.  Mr. Creager, 71, has served as a director since November 2012.  Mr. Creager has chaired the Audit Committee since 2014, has been designated as our audit committee financial expert within the meaning of Item 407(d)(5)(ii) of Regulation S-K and meets the financial sophistication requirements set forth in Rule 5605(c)(2)(A) of The NASDAQ Stock Market’s listing standards.  Mr. Creager is a certified public accountant and has 37 years of public accounting experience.  Mr. Creager also serves as Chairman of the Audit Committee of Houston International Insurance Group, a property and casualty insurer, and is a director of the Texas TriCities Chapter of the NACD, as well as a governance fellow of the NACD.  We believe his work with the NACD contributes to his being a valuable resource to our Board in the area of corporate governance best practices.  From June 2014 until its sale in September 2016, Mr. Creager served as Chairman of the Audit Committee of Mattress Firm Holding Corp., a publicly held mattress retailer, and from April 2011 to January 2013, Mr. Creager served as Chairman of the Audit Committee of GeoMet, Inc., an independent natural gas company.  His experience includes 27 years as an Assurance Partner and a former Audit Practice Leader of the Houston office of PricewaterhouseCoopers LLP.  We believe Mr. Creager’s qualifications to serve on our Board of Directors include his extensive financial experience and his service on other audit committees.

Alexander D. Greene.   Mr. Greene, 61, has served as a director since May 2014, and was appointed Chairman of the Board in May 2019.  He is engaged in active service on public as well as private corporate boards.  Mr. Greene currently serves as a director of Ambac Financial Group, Inc., a publicly held provider of financial guarantees and other financial services, Element Fleet Management Corp., a fleet management and services company, and GP Natural Resource Partners LLC, a diversified natural resource company, and served as Chairman of the Board of Modular Space Corporation prior to its sale in 2018.  Mr. Greene served as a Managing Partner and head of U.S. Private Equity with Brookfield Asset Management, a global asset management firm, from 2005 through 2014.  Prior to Brookfield, Mr. Greene was a Managing Director and co-head of Carlyle Strategic Partners, a private equity fund, and a Managing Director and investment banker at Wasserstein Perella & Co. and Whitman Heffernan Rhein & Co. Mr. Greene is a volunteer firefighter and President of the Armonk Independent Fire Company in Armonk, New York, and serves on the budget and finance advisory committee for the town of North Castle, New York.  Mr. Greene brings to the Company over 35 years of experience leading private equity, corporate finance, restructuring and advisory transactions and experience serving on public and private boards, which we believe qualifies Mr. Greene to serve as a member of our Board of Directors.

There is no family relationship between any director or executive officer and any other director or executive officer of the Company.   None of the corporations or organizations referenced in the director biographies above is a parent, subsidiary or other affiliate of the Company unless otherwise noted.  There are no arrangements or understandings between any of the director nominees and any other person pursuant to which any of the director nominees was selected as a nominee.

CORPORATE GOVERNANCE

The Board of Directors and its Committees

Key Features
√	Proxy access
√	Majority vote policy for uncontested elections
√	Independent Chairman of the Board
√	Audit Committee, Executive Compensation Committee, and Nominating and Corporate Governance Committee comprised solely of independent directors
√	More than two-thirds of the Board comprised of independent directors
√	Two of our seven directors are female
√	Director Overboarding Policy
√	Three audit committee members qualify as financial experts
√	Regular executive sessions of independent directors
√	Stock ownership guidelines for directors
√	Stock ownership guidelines for named executive officers
√	Anti-hedging and anti-pledging guidelines for senior executive officers and directors
√	No related party transactions
√	Board Retirement Policy
√	Change in Principal Occupation Policy for non-employee directors
√	At least 75% director attendance at all Board and Committee meetings
√	Annual enterprise risk assessment

Board of Directors

Meetings

In 2019, the Board of Directors held eight meetings, and met in executive session at least quarterly.  During 2019, the Board had a standing Executive Committee, Executive Compensation Committee, Audit Committee, Technology Committee, and Nominating and Corporate Governance Committee.  Each current member of the Board attended at least 75% of the aggregate of all meetings of the Board and of all committees on which he or she served.  We encourage the members of our Board of Directors to attend our Annual Meetings, as well as committee meetings, even if they don’t serve on that committee.  All but one of the then-current directors attended the 2019 annual meeting, either by phone or in person.

Director Independence

In determining the independence of its directors, the Board relies on the standards set forth in U.S. Securities and Exchange Commission (“SEC”) regulations and The NASDAQ Stock Market’s Listing Standards, including NASDAQ Rule 5605(a)(2).  To be considered independent under such standard, an outside director may not have a direct or indirect material relationship with us.  A material relationship is one which impairs or inhibits, or has the potential to impair or inhibit, a director’s exercise of critical and disinterested judgment on behalf of us and our stockholders.  In determining whether a material relationship exists, the Board considers, among other things, whether a director is a current or former employee of ours.  Annually, our counsel reviews the Board’s approach to determining director independence and recommends changes as appropriate.

Consistent with these considerations, the Board has determined that, during 2019, all of our directors, with the exception of our President and CEO, Mr. James D. Reed, were independent directors.

Risk Oversight

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term operational performance and enhance stockholder value.  A fundamental part of risk management is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us.  The involvement of the full Board of Directors in evaluating our business strategy is a key part of its assessment of management’s appetite for risk and also a determining factor of what constitutes an appropriate level of risk for us.  The full Board of Directors participates in this annual assessment as we believe that risk oversight is most effective when the full knowledge, experience and skills of all directors are brought to bear on the complex subject of risk management.

In this process, risk is assessed throughout the business, focusing on the following primary areas of risk: financial risk, legal and compliance risk, technology, safety and security risk and operational and strategic risk.  Within these primary areas of risk, our Board of Directors, with the input of management, has identified specific areas of risk that are pertinent to our business.  Our Board of Directors receives reports and has discussions with management with respect to such areas.  The Board of Directors makes assignments to certain members of management to provide reports and to answer to the Board of Directors with respect to such areas.  Furthermore, our Board of Directors engages in discussions at the Board level and with management in an attempt to identify currently unknown risks.

While the full Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management.  For example, the Audit Committee reviews internal controls over financial reporting and, in connection therewith, receives a risk assessment report from our internal auditors.  Additionally, in setting compensation, the Executive Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with our overall business strategy.  The Technology Committee oversees management’s cyber security practices, as well as information technology and cyber risk.  Finally, the Nominating and Corporate Governance Committee oversees enterprise risk.  The Board’s role in risk oversight has not affected the leadership structure of our Board of Directors.

Board Leadership Structure

We separate the roles of CEO and Chairperson of the Board in recognition of the differences between the two roles.  The CEO is responsible for the execution of our strategic direction and our day-to-day leadership and performance, while the Chairperson of the Board provides guidance to the CEO, participates in setting the agenda for Board meetings and presides over meetings of the Board.  The Chairperson is also an independent director.  Under our bylaws, we have provided for a formal office of CEO and established certain duties of the CEO that were previously reserved to the President and Chairperson of the Board.

We have no current plans to separate the CEO and President roles, and our bylaws recite that the CEO shall be the President unless a separate CEO and President shall be appointed.

Committees of the Board of Directors

Executive Compensation Committee

The purpose of the Executive Compensation Committee is to oversee matters pertaining to compensation of our executive officers.   The Executive Compensation Committee is also responsible for administering the grants of equity and other awards to executive officers and other employees under the USA Truck Inc. 2014 Omnibus Incentive Plan, as amended (the “Incentive Plan”).   Our Executive Compensation Committee’s process for making executive compensation decisions is explained in more detail in “Executive Compensation – Compensation Discussion and Analysis – Procedures for Determining Compensation.”

The charter for the Executive Compensation Committee sets forth the purpose and responsibilities of the Executive Compensation Committee in greater detail.  The Executive Compensation Committee reviews and reassesses the adequacy of its charter on an annual basis and recommends changes to the Board when appropriate.   A copy of the Executive Compensation Committee’s charter, as of February 27, 2020, is available at our website, http://www.usa-truck.com, under the “Corporate Governance” tab of the “Investor Relations” menu.

The Executive Compensation Committee met six times during 2019.   The Executive Compensation Committee is comprised of M. Susan Chambers (Chairwoman), Alexander D. Greene, Gary R. Enzor,  each of whom is an independent director.  Mr. Robert A. Peiser, prior to his resignation, served on the Executive Compensation Committee as an independent director.  In determining the independence of our Executive Compensation Committee members, the Board considered several relevant factors, including, but not limited to, each director’s source of compensation and affiliations.  Specifically, each member of the Executive Compensation Committee (i) is independent under The NASDAQ Stock Market’s Listing Standards, including NASDAQ Rules 5605(a)(2) and 5605(d)(2)(A), (ii) meets the criteria set forth in Rule 10C‑1(b)(1) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), (iii) did not directly or indirectly accept any consulting, advisory or other compensation fee from the Company, and (iv) as determined by our Board, is not affiliated with the Company, any Company subsidiary or any affiliate of a Company subsidiary, and does not have any other relationship or accept any compensation from the Company, which would impair each respective member’s judgment as a member of the Executive Compensation Committee.

During 2013, the Executive Compensation Committee selected an independent compensation consultant, Compensation Strategies, Inc.  (“CSI”).   CSI has provided analysis and recommendations that inform the Executive Compensation Committee’s decisions with respect to executive and director compensation for 2019 and 2020, including evaluating market pay data, providing analysis and input on program structure and providing updates on market trends and the regulatory environment as it relates to executive compensation.   Pursuant to SEC rules and The NASDAQ Stock Market’s Listing Standards, the Executive Compensation Committee has assessed the independence of CSI, and concluded that no conflict of interest exists that would prevent CSI from independently advising the Executive Compensation Committee.   In connection with this assessment, the Executive Compensation Committee considered, among others, the following factors: (i) the provision of other services to us by CSI, (ii) the amount of fees we paid to CSI as a percentage of CSI’s total revenue, (iii) CSI’s policies and procedures that are designed to prevent conflicts of interest, (iv) the absence of any business or personal relationship of CSI or the individual compensation advisors employed by CSI with any of our executive officers, (v) the absence of any business or personal relationship of the individual compensation advisors with any member of the Executive Compensation Committee, and (vi) the absence of any of our stock owned by CSI or the individual compensation advisors employed by CSI.  CSI does not perform other services for us, and will not do so without the prior consent of the Executive Compensation Committee.   The Executive Compensation Committee has the sole authority to approve the terms of CSI’s engagement.   CSI’s role in establishing the compensation of our Named Executive Officers, to the extent material, is addressed under “Executive Compensation – Compensation Discussion and Analysis – Procedures for Determining Compensation.”

In performing its duties, the Executive Compensation Committee, as required by the applicable rules and regulations promulgated by the SEC, issues a report recommending to the Board that our Compensation Discussion and Analysis be included in this Proxy Statement.  The Report of the Executive Compensation Committee for 2019 follows.

The Report of the Executive Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall this report be subject to Regulation 14A or Regulation 14C (other than as indicated) or to the liabilities set forth in Section 18 of the Exchange Act.   This Report of the Executive Compensation Committee also shall not be deemed to be incorporated by reference into any prior or subsequent filing with the SEC made by us under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filings incorporated into this Proxy Statement by reference, except to the extent we incorporate such report by specific reference or treat it as soliciting material.

Report of the Executive Compensation Committee

The Executive Compensation Committee of the Board of Directors of USA Truck Inc. has reviewed and discussed with management the Compensation Discussion and Analysis (as required by Item 402(b) of Regulation S-K of the SEC) contained in this Proxy Statement for the Annual Meeting to be held on May 21, 2020.

Based on that review and discussion, the Executive Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10‑K for the year ended December 31, 2019.

Executive Compensation Committee:
M. Susan Chambers (Chairwoman)
Alexander D. Greene
Gary R. Enzor

Executive Compensation Committee Interlocks and Insider Participation

The Executive Compensation Committee is comprised of M. Susan Chambers (Chairwoman), Alexander D. Greene and Gary R. Enzor.   Mr. Robert A. Peiser served on the Executive Compensation Committee prior to his resignation in May 2019.  All of the members who served on the Executive Compensation Committee during 2019 were independent as defined by defined by Rule 5605(a)(2) of The NASDAQ Stock Market’s Listing Standards.

No member of the Executive Compensation Committee was an officer or employee of the Company at any time during 2019 or as of the date of this Proxy Statement, nor is any member of the Executive Compensation Committee a former officer of the Company.   In 2019, no member of the Executive Compensation Committee had any relationship or transaction with the Company that would require disclosure as a “related person transaction” under Item 404 of Regulation S-K in this Proxy Statement under the section entitled “Certain Transactions.”

No director serving on the Executive Compensation Committee was, at any time during or before 2019, an officer or employee of the Company or any of its subsidiaries.  In addition, during 2019, none of our executive officers served as a member of the board of directors or compensation committee (or other board committees performing equivalent functions) of another entity, one of whose executive officers served on our Executive Compensation Committee or otherwise served on our Board.

See “Certain Transactions,” which describes the absence of any transactions between us and our other directors, executive officers or their affiliates, and “Executive Compensation – Compensation Discussion and Analysis –Director Compensation” for a description of compensation of the members of the Executive Compensation Committee.

Audit Committee

The Audit Committee has primary responsibility for assisting and directing the Board in fulfilling its oversight responsibilities with respect to our auditing, accounting and financial reporting processes.   The Audit Committee’s primary responsibilities include:

•	monitoring our financial reporting processes and systems of internal controls over financial reporting;
•	monitoring the independence and performance of our independent registered public accounting firm, and managing the relationship between us and our independent registered public accounting firm; and
•	providing an avenue of communication among the Board, the independent registered public accounting firm, our internal audit function, and our management.

The Audit Committee has exclusive power to engage, terminate and set the compensation of our independent registered public accounting firm.   The Audit Committee also evaluates and makes recommendations to the full Board with respect to all related-party transactions and other transactions representing actual or potential conflicts of interest, and reviews all such transactions at least annually.   The Board has adopted a written charter for the Audit Committee, which sets forth the purpose and responsibilities of the Audit Committee in greater detail.   The Audit Committee reviews and assesses the adequacy of its charter on an annual basis and recommends changes to the Board when appropriate.   A copy of the Audit Committee’s charter, as of February 27, 2020, is available at our website, http://www.usa-truck.com, under the “Corporate Governance” tab of the “Investor Relations” menu.

The Audit Committee met nine times during 2019.   Since May 2019, the Audit Committee has been comprised of Robert E. Creager (Chairman), Alexander D. Greene and Thomas M. Glaser.  Between January 2019 and May 2019, the Audit Committee was comprised of Robert E. Creager (Chairman), Alexander D. Greene, and Robert A. Peiser.  The Board has determined that each of Robert E. Creager,  Alexander D. Greene and Thomas M. Glaser qualifies as an audit committee financial expert, as defined in Item 407(d)(5)(ii) of Regulation S-K, and meets the independence and financial sophistication requirements set forth in Rule 5605(c)(2)(A) of The NASDAQ Stock Market’s Listing Standards, and has designated Robert E. Creager as its audit committee financial expert.

All of the members who served on the Audit Committee during 2019 were independent as defined by Rule 5605(a)(2) of The NASDAQ Stock Market’s Listing Standards and meet the independence and other requirements set forth for audit committee members in Rule 5605(c)(2)(A) of those Listing Standards.  See “Report of the Audit Committee.”

In performing its duties, the Audit Committee, as required by applicable rules of the SEC, issues a report recommending to the Board of Directors that our audited financial statements be included in our annual report on Form 10-K, and determines certain other matters, including the independence of our independent registered public accounting firm.  The Audit Committee Report for 2019 is set forth below.

The Audit Committee Report shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall this report be subject to Regulation 14A or Regulation 14C (other than as indicated) or to the liabilities set forth in Section 18 of the Exchange Act.  This Audit Committee Report also shall not be deemed to be incorporated by reference into any prior or subsequent filing with the SEC made by us under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference or treat it as soliciting material.

Report of the Audit Committee

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company’s financial reports and financial reporting processes and systems of internal controls over financial reporting.  The Audit Committee does not prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements.  Rather, the Company’s management has primary responsibility for the Company’s financial statements and the overall reporting process, including maintenance of the Company’s system of internal controls.  The Audit Committee is responsible for the appointment, evaluation, compensation, retention and oversight of the work of the Company’s independent registered accounting firm, Grant Thornton LLP (“Grant Thornton”).  Grant Thornton is responsible for conducting an independent audit of the Company’s financial statements and the Company’s internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing reports thereon.

The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent registered public accounting firm, both in fact and appearance.  The Audit Committee evaluates the qualifications, performance, and independence of the Company’s independent registered public accounting firm and determines whether to re-engage the current firm.  In doing so, the Audit Committee considers the quality and efficiency of the services provided, the auditor’s capabilities, including their technical expertise and knowledge of the Company’s operations and industry.  Based on this evaluation, the Audit Committee has retained Grant Thornton as the Company’s independent registered public accounting firm for 2019.  Grant Thornton has been the Company’s independent registered public accounting firm since 2006.

The Audit Committee believes that, due to Grant Thornton’s knowledge of the Company and the industry in which it operates, it is in the best interest of the Company and its stockholders to continue retention of Grant Thornton to serve as the Company’s independent registered public accounting firm.  Although the Audit Committee has the sole authority to appoint the Company’s independent registered public accounting firm, the Audit Committee recommended that the Board ask the stockholders to ratify the appointment of Grant Thornton for 2020.

In performing its duties, the Audit Committee has reviewed and discussed with management and the Company’s registered independent public accounting firm the Company’s financial statements, management’s assessment of internal controls over financial reporting, and the effectiveness of internal controls over financial reporting and, in issuing this report, has relied upon the responses and information provided to the Audit Committee by management and such accounting firm.  For the fiscal year ended December 31, 2019, the Audit Committee (i) reviewed and discussed with Grant Thornton the audited financial statements, including a discussion of the quality, not just the acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements, management’s assessment of internal controls over financial reporting, and the effectiveness of internal controls over financial reporting; (ii) discussed with Grant Thornton the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees issued by the PCAOB; (iii) received and reviewed the written disclosures and the letter from Grant Thornton required by applicable requirements of the PCAOB regarding Grant Thornton’s  communications with the Audit Committee concerning independence; and (iv)  discussed with Grant Thornton its independence.  The Audit Committee also met in periodic executive sessions with representatives of Grant Thornton, management, and the Company’s internal audit personnel during 2019.

Based on the foregoing reviews and meetings, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting, be included in the Annual Report on Form 10‑K for the fiscal year ended December 31, 2019, for filing with the SEC.

Audit Committee:
Robert E. Creager (Chairman)
Alexander D. Greene
Thomas M. Glaser

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for (i) recommending to the full Board corporate governance guidelines applicable to us, (ii) leading the Board in its annual review of the Board’s performance, (iii) identifying individuals qualified to become Board members consistent with criteria approved by the Nominating and Corporate Governance Committee of the Board, (iv) overseeing enterprise risk and (v) performing such other functions as are customarily performed by nominating and corporate governance committees.  The members of the Nominating and Corporate Governance Committee are Gary R. Enzor (Chairman), Robert E. Creager, Barbara J. Faulkenberry and M. Susan Chambers.  All of the directors who served on the Nominating and Corporate Governance Committee during 2019 were independent as defined by Rule 5605(a)(2) of The NASDAQ Stock Market’s Listing Standards.  The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which sets forth the purpose and responsibilities of the Nominating and Corporate Governance Committee in greater detail.  The Nominating and Corporate Governance Committee reviews and reassesses the adequacy of its charter on an annual basis and recommends changes to the Board when appropriate.  A copy of the Nominating and Corporate Governance Committee’s charter, as of February 27, 2020, is available at our website, http://www.usa-truck.com, under the “Corporate Governance” tab of the “Investor Relations” menu.

The Nominating and Corporate Governance Committee met four times during 2019.  In order to be considered a director nominee, a person’s (including an incumbent director’s) nomination must be approved by both a majority vote of the Nominating and Corporate Governance Committee and the vote of a majority of all directors.

Whenever a determination has been made that it is necessary to nominate one or more persons, in addition to incumbent directors, the Nominating and Corporate Governance Committee will have primary authority for identifying persons who meet our required qualifications and who otherwise have the experience and abilities necessary to serve as effective members of the Board.  The Nominating and Corporate Governance Committee may delegate this identification function to one or more of its members.  In performing this function, the Nominating and Corporate Governance Committee may rely on such resources as it deems appropriate, including, without limitation, recommendations from our management, from our incumbent directors, from third parties or from stockholders.  In addition, the Nominating and Corporate Governance Committee may, at our expense, engage the services of professional search firms or other consultants or advisers and may pay them such fees as the Nominating and Corporate Governance Committee shall determine to be reasonable and appropriate.

Each nominee should be committed to our basic beliefs as set forth in our Code of Business Conduct and Ethics and shall be an individual of integrity, intelligence and strength of character.  In addition, each nominee should have, among other attributes:

•	a reputation both personal and professional, consistent with our image and reputation;
•	relevant expertise and experience, including educational or professional backgrounds and should be able to offer advice and guidance to our management based on that expertise and experience;
•	a working knowledge of corporate governance issues and the changing role of boards;
•	demonstrated management and/or business skills or experience that will contribute substantially to the management of the Company;
•	a general understanding of marketing, finance and other disciplines relevant to the success of a publicly traded company in today’s business environment; and
•	an understanding of our business and the general trucking or transportation industry, or the willingness and ability to develop such an understanding.

Finally, in identifying and selecting persons for consideration as nominees, the Nominating and Corporate Governance Committee will consider the rules and regulations of the SEC and The NASDAQ Stock Market Listing Standards (or such other stock exchange or stock market on which our securities may be listed or traded from time to time) regarding the composition of the Board and the qualifications of its members.

The Nominating and Corporate Governance Committee may take such actions as it deems appropriate to evaluate whether each person who has been recommended or proposed for approval as a nominee meets the qualifications, as described above, and set forth in the Nominating and Corporate Governance Committee charter, and otherwise has the experience and abilities necessary to be an effective member of the Board.

As set forth in detail in the Nominating and Corporate Governance Committee charter, it is generally the policy of the Nominating and Corporate Governance Committee to consider stockholder recommendations of proposed director nominees, other than through our proxy access nomination procedures, if such recommendations are timely received and otherwise comply with the requirements set forth in our bylaws and applicable SEC rules.  The Nominating and Corporate Governance Committee will evaluate any stockholder recommendations pursuant to the same procedures that it follows in connection with consideration of recommendations received from any other source. Stockholders must submit such recommendations in the manner and by the dates specified for stockholder nominations in our bylaws.  To be timely under our bylaws, recommendations must be received in writing at our principal executive offices, 3200 Industrial Park Road, Van Buren, Arkansas 72956, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting.  For the 2021 Annual Meeting, stockholder recommendations must be received by us no earlier than January 21, 2021 and no later than February 20, 2021.  In addition, pursuant to our bylaws, any recommendation of a director submitted by a stockholder must include the following information:

•	the proposed nominee’s name, age, business address and residence address;
•	the proposed nominee’s principal occupation or employment;
•	a reputation both personal and professional, consistent with our image and reputation;
•	relevant expertise and experience;
•

the class and number of shares of our stock owned beneficially or of record by the proposed nominee and his or her affiliates and additional information concerning the nature of ownership and any risk mitigation arrangements;

•	such other information as is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Exchange Act;
•	the nominating stockholder’s (and any beneficial holder’s) name and record address;
•

the class and number of shares of our stock owned beneficially or of record by the nominating stockholder and his, her or its affiliates, and any beneficial owner and additional information concerning nature of ownership and any risk mitigation arrangements;

•

a description of any agreements, arrangements or understandings between the nominating stockholder and the nominee pursuant to which the nomination is being made, and any material interest of the nominating stockholder in the nomination;

•	a representation that the nominating stockholder intends to appear in person or by proxy at the annual meeting to nominate the nominee; and
•	any other information required by Regulation 14A.

Technology Committee

The Technology Committee is responsible for assisting with the identification and implementation of new technology in our operating segments, as well as overseeing the technology,  cyber opportunities and risks Company-wide.   The Technology Committee’s responsibilities also include reviewing technology planning, strategies, trends, priorities and disaster preparedness, as well as overseeing our cyber security program and effective protection of our intellectual property.

The Board has adopted a written charter for the Technology Committee, which sets forth the purpose and responsibilities of the Technology Committee in greater detail.  A copy of the Technology committee’s charter, as of February 27, 2020, is available at our website, http://usa-truck.com, under the “Corporate Governance” tab of the “Investor Relations” menu.

The Technology Committee met four times during 2019.  The Technology Committee is comprised of Barbara J. Faulkenberry (Chairwoman), M. Susan Chambers and Thomas M. Glaser.

Executive Committee

During 2019, the Board had a standing Executive Committee comprised of our non-employee directors.  The Executive Committee did not meet in 2019.

Criteria and Diversity

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee will apply criteria, including the candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all stockholders.  In addition, no non-employee director nominee should serve as a director of more than four public companies, including the Company, and no director nominee who is also the CEO of the Company should serve as a director of more than one public company, excluding the Company.  Please see Exhibit A to the Nominating and Corporate Governance Committee charter for additional details regarding criteria for our director nominees.   A copy of the Nominating Corporate Governance Committee’s charter, as of February 27, 2020, is available at our website, http://usa-truck.com, under the “Corporate Governance” tab of the “Investor Relations” menu.

The value of diversity on the Board will continue to be considered by the Nominating and Corporate Governance Committee in the director identification and nomination process.   Two of our six independent directors are female.  The Nominating and Corporate Governance Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds.   The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.   We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.   We assess the effectiveness of our policies and practices on Board diversity in connection with assessing the effectiveness of our Board as a whole.   Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

In order to be considered by the Board, any candidate proposed by one or more stockholders will be required to submit appropriate biographical and other information equivalent to that required of all other director candidates.  The table below provides information on the qualifications, skills, characteristics, and experience of our proposed nominees and continuing directors.

	M. Susan Chambers	Robert E. Creager	Gary R. Enzor	Barbara J. Faulkenberry	Thomas M. Glaser	Alexander D. Greene	James D. Reed
Experience
Public Company Officer	√	√	√		√		√
Financial Reporting		√	√	√	√	√	√
Industry		√	√		√	√	√
Environmental	√	√	√	√	√	√	√
Risk Management	√	√	√	√	√	√	√

Demographic / Background
Independent	Yes	Yes	Yes	Yes	Yes	Yes	No
Gender	Female	Male	Male	Female	Male	Male	Male
Tenure (yrs)	4	8	6	4	6	6	3
Age (yrs)	61	71	57	60	70	61	47

The lack of a “√” for a particular item does not mean that the director does not possess that qualification, characteristic, skill or experience.  We look to each director to be knowledgeable in these areas; however, the “√” indicates that the item is a specific qualification, characteristic, skill or experience that the director brings to the Board.

Additional Corporate Governance Policies

We are committed to sound corporate governance principles, which are essential to maintaining our integrity in the marketplace.  The Board has adopted additional guidelines for membership on the Board, including:

•	Retirement Policy: no person will be appointed or stand for election as a director after his or her seventy-fifth birthday, unless waived by a majority vote of the Board.
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Majority Vote Policy: a director who is subject to an uncontested election at any stockholder meeting shall promptly tender his or her resignation for consideration by the Nominating and Corporate Governance Committee if such director receives a greater number of votes “withheld” from or voted “against” his or her election than are voted “for” such election, excluding abstentions.

•

Change in Principal Occupation Policy: a non-employee director must submit his or her resignation to the Nominating and Corporate Governance Committee if such director’s principal occupation or business association changes substantially during his or her tenure as a director, so that the Nominating and Corporate Governance Committee can consider the appropriateness of continued Board membership under the circumstances.

•

Outside Board Membership Policy: Board members must advise the Nominating and Corporate Governance Committee before accepting membership on other public boards of directors, any public audit committee or other significant committee assignment, and before establishing other significant relationships with businesses, institutions, governmental units or regulatory entities, particularly those that may result in significant time commitments, a change in the director’s relationship to the Company, or a conflict of interest.

•

Director Overboarding: No non-employee director should serve as a director of more than four public companies, including the Company, and no director who is also the CEO of the Company should serve as a director of more than one public company, excluding the Company.

•

Clawback Policy: In the event of a material financial restatement, with a three year look-back, or the imposition of a material financial penalty, we will require, to the fullest extent permitted by applicable law, that an employee who was subject to the reporting requirements of Section 16 of the Exchange Act forfeit or reimburse us for any incentive-based compensation (including cash- and equity-based incentive compensation) paid or granted to such employee at any time during the performance period relating to the applicable incentive-based compensation, in the sole and absolute discretion of the Board, as further provided in the Clawback Policy.

•

Stock Ownership Policy: Our CEO, CFO and other named executive officers and non-employee directors are required to build stock ownership in the Company over time through equity grants, expressed as multiples of annual base salary or cash retainer for Board service, as applicable.

•

Anti-Hedging and Pledging Policy: Hedging transactions in our Common Stock are prohibited (including, but not limited to, short-selling, options, puts and calls, as well as derivatives such as swaps, forwards and futures), and pledging our Common Stock as collateral for loans or purchasing our Common Stock on margin is also prohibited.

•

Proxy Access: Eligible stockholders owning 3% or more of our Common Stock for at least three years and who otherwise meet the requirements set forth in our bylaws may have their nominees, consisting of the greater of 25% or two nominees to our Board, included in our proxy materials.  Our proxy access provision allows for unlimited aggregation by stockholders to reach the 3% ownership threshold.  Notice of nominations must be received not less than 120 days nor more than 150 days prior to the anniversary of the date the Company mailed its proxy for the immediately preceding annual meeting of stockholders.

The Board has also directed that the Nominating and Corporate Governance Committee be responsible for administering and reporting to the Board no less than annually regarding compliance with the guidelines above.  Please see Exhibit B to the Nominating and Corporate Governance Committee charter for additional details regarding the foregoing guidelines.

Other Board and Corporate Governance Matters

We are committed to conducting our business in accordance with the highest ethical standards.   As part of that commitment, the Board has adopted a Code of Business Conduct and Ethics Policy (“Code of Ethics”) applicable to all directors, officers and employees, which sets forth the conduct and ethics expected of all our affiliates and employees, a copy of which is available at our website, http://www.usa-truck.com, under the “Corporate Governance” tab of the “Investor Relations” menu.  In addition, any amendments to, or waivers of, any provision of the Code of Ethics that apply to our principal executive, financial and accounting officers or persons performing similar functions, will be posted at that same location on our website.   The Nominating and Corporate Governance Committee is responsible for, in part, recommending to the full Board corporate governance guidelines applicable to us and leading the Board in its annual review of the Board’s performance.

We adopted a Policy Statement and Procedures for Reporting Violations and Complaints (“Whistleblower Policy”), a copy of which is available at our website, http://www.usa-truck.com, under the “Corporate Governance” tab of the “Investor Relations” menu.   The Whistleblower Policy is intended to create a workplace environment that encourages open and honest communication and to hold the Company and our personnel, including senior management, accountable for adhering to our ethical standards.   The Whistleblower Policy establishes procedures for any person to report violations, by us or any of our personnel, of our Code of Ethics or any laws, rules or regulations without fear of retaliation.   The Whistleblower Policy also contains special procedures for submission by employees, of confidential, anonymous complaints involving our accounting practices and internal accounting controls.

We also adopted a Shareholder Communications with Directors Policy, which describes the manner in which stockholders can send communications to the Board and sets forth our policy regarding Board members’ attendance at Annual Meetings.   This Policy is available at our website, http://www.usa-truck.com under the “Corporate Governance” tab of the “Investor Relations” menu.

EXECUTIVE OFFICERS

The names and other biographical data for our current executive officers (other than Mr. Reed) are set forth below.  Biographical information for Mr. Reed is set forth under the heading “Continuing Directors – Class II Directors” above.

Jason R. Bates.   Mr. Bates, 42, has served as our Executive Vice President and Chief Financial Officer since May 2017.   Prior to that, Mr. Bates served as Vice President of Finance, and Investor Relations Officer of Swift from December 2010 to April 2017.   Mr. Bates joined Swift in 2003, and during his tenure, served in various financial leadership roles, including responsibility for financial planning and analysis, business and data analytics, strategic reporting, business intelligence, revenue and transactional services, treasury, and investor relations.   Prior to his appointment as Vice President of Finance and Investor Relations Officer, he served as Swift’s Vice President and Assistant Treasurer.   Prior to Swift, he served in a variety of finance and accounting leadership roles for Honeywell International.  Mr. Bates completed his Bachelor of Science degree in business at Brigham Young University, and obtained his Master’s degree in business administration from Arizona State University.

Timothy W. Guin.   Mr. Guin, 55, has served as our Executive Vice President and Chief Commercial Officer since April 2018.  Previously, Mr. Guin served as Executive Vice President of Sales and Marketing at Swift from 2016 to 2018, and served as Vice President of Sales at Swift from 2011 to 2016.  From 2006 until 2010, he served as Vice President of Business Development in charge of Mergers and Acquisitions for U.S. Xpress Enterprises, Inc., a truckload transportation services provider.  Mr. Guin later became President and CEO of Arnold Transportation, a truckload transportation services provider, where he served until 2011.   Mr. Guin served on the Board of Directors at Arnold Transportation from 2010 until 2011.  Mr. Guin holds a Bachelor Degree in Political Science from Winthrop University.

George T. Henry.   Mr. Henry, 35, has served as Senior Vice President – USAT Logistics since March of 2018.  Previously, Mr. Henry served as Vice President of Logistics and Knight Dedicated at Knight Transportation, Inc., a truckload transportation services provider, from April 2013 to March 2018.  Prior to joining Knight, Mr. Henry served in various 3PL and brokerage roles at Transplace, a logistics provider, from November 2005 to April 2013, where he advanced in progressively more responsible roles, culminating in his promotion to Vice President of Capacity Services.   Mr. Henry has a Bachelor of Science degree in Supply Chain, Transportation and Logistics Management from the University of Wales, U.K.

Kimberly K. Littlejohn.  Ms. Littlejohn, 61, has served as Vice President and Chief Technology Officer (“CTO”) since May of 2017.  Ms. Littlejohn is responsible for providing communications, computing and security infrastructure that enables the Company’s internal business operations.  Ms. Littlejohn previously served as director of information technology at Interstate Distributor Co. and director of Nippon Yusen Kaisha global operations application support.  She has more than 30 years in the technology industry and 20 years in logistics.  Ms. Littlejohn holds a Bachelor of Arts from the University of Washington.

All of our executive officers are appointed by the Board for such term as may be prescribed by the Board and until such person’s successor shall have been elected and shall qualify, or until such person’s death or resignation, or until such person’s removal in the manner provided under our bylaws.  None of the corporations or organizations referenced in the executive biographies above is a parent, subsidiary, or other affiliate of the Company unless otherwise noted.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.  Based solely upon a review of the copies of such forms and amendments thereto, we believe that none of our officers, directors, and greater than 10% beneficial owners failed to file on a timely basis the reports required by Section 16(a), with the exception of: (i) one inadvertent late report for Mr. Guin regarding his one transaction, a forfeiture to the Company of shares to satisfy tax withholding tax obligations in connection with the vesting of restricted stock, and (ii) one inadvertent late report for Mr. Glaser regarding a purchase of stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this section, we explain how our executive compensation programs, policies and decisions are formulated, applied and operated with respect to our Named Executive Officers (as designated below).   We also discuss and analyze our executive compensation programs, including each component of compensation awarded under the programs, and the corresponding compensation amounts for each Named Executive Officer.

This section should be read in conjunction with the sections entitled “Executive Compensation – Summary Compensation Table” (and related tabular and narrative discussions) and “Corporate Governance – The Board of Directors and its Committees – Committees of the Board of Directors – Executive Compensation Committee” contained in this Proxy Statement.   As noted in that section, our Executive Compensation Committee, which is comprised only of directors who satisfy applicable SEC and NASDAQ independence requirements, oversees and administers our executive compensation policies and practices.

Key Features of Our Executive Compensation Program

The following summary provides highlights of our 2019 executive compensation program:

Key Features
√	Direct link between pay and performance that aligns business strategies with value creation;
√	Appropriate balance between short- and long-term compensation discourages short-term risk taking at the expense of long-term results;
√	Double-trigger change-in-control provisions;
√	Clawback Policy to recoup incentive-based compensation;
√	Stock Ownership;
√	Anti-Hedging and Anti-Pledging Policy;
√	No tax gross-ups on equity awards;
√	No repricing of stock options without stockholder approval;
√	No payment of dividends on unvested awards;
√	One year minimum vesting periods;
√	No excessive perquisites for executives; and
√	Independent compensation consultant retained by the Executive Compensation Committee.

Overview

Our Executive Compensation Committee is responsible for decisions regarding the compensation of our Named Executive Officers, and for ensuring that those decisions are consistent with our compensation philosophy and objectives.  Our compensation policies and practices relating to the compensation of the officers listed in the table below, who are sometimes collectively referred to as the “Named Executive Officers”, are explained in more detail below.   For 2019, our Named Executive Officers were:

Named Executive Officers	Title
James D. Reed	President and Chief Executive Officer
Jason R. Bates	Executive Vice President and Chief Financial Officer
Timothy W. Guin	Executive Vice President and Chief Commercial Officer
George T. Henry	Senior Vice President – USAT Logistics
Kimberly K. Littlejohn	Vice President and Chief Technology Officer

Former Executive Officers	Title
Johannes "Werner" P. Hugo	Former Senior Vice President - Trucking Operations (1)

1)	Mr. Hugo resigned from his position as Senior Vice President – Trucking Operations on March 7, 2019.

Philosophy and Objectives

Objective	How Achieved
Align compensation with our business objectives and the interests of our stockholders and reward the achievement of corporate goals	All of our performance-based cash and equity compensation is dependent upon achievement of corporate or business unit goals, as described below
Caps on cash awards are built into our plan design

The equity compensation component, which has in the past consisted of restricted stock with both time-based and performance-based vesting requirements, is designed to align our management compensation with longer-term increases in stockholder value and expose the holder to the risk of downward stock prices and volatility

Balance short-term and long-term goals for performance-based compensation

Our clawback policy requires certain executive officers to forfeit or reimburse us for any performance-based compensation in the event of a material financial restatement or the imposition of material financial penalty

Encourage and reward high levels of performance	Balance the mix of fixed and performance-based compensation, with the performance-based compensation encouraging high levels of performance

The Executive Compensation Committee determined that weighting the Company goals under our short-term incentive plan in 2019 to 100% for Messrs. Reed, Bates and Guin and Ms. Littlejohn, and adding a 50% business unit component for Messrs. Henry and Hugo served to align each Named Executive Officers efforts with performance results.

Mitigate potential risk relating to short-term incentives

Balance the mix of fixed and performance-based compensation without overweighting annual cash incentives, which may encourage strategies and risks that may not correlate with our long-term best interests

Mitigate potential risks through caps on cash awards, which are built into our plan design
Attract and retain executive officers who contribute to our long-term success

With input from our independent compensation consultant, we review publicly available data regarding all elements of compensation paid by truckload companies with similar size or operations to ensure we are competitive, as described below

Attract qualified candidates with cash signing incentives and encourage retention with time- and performance-based equity incentives
Emphasize equity-based compensation that is subject to multi-year vesting requirements to promote long-term ownership, and may be linked to achievement of specified performance goals

Procedures for Determining Compensation

The Executive Compensation Committee is responsible for making and approving changes in the total compensation of our Named Executive Officers, including the mix of compensation elements.   In making decisions regarding the compensation of our Named Executive Officers, the Executive Compensation Committee evaluates our performance as well as the performance of individual executive officers.   The Executive Compensation Committee recognizes the need for our executive compensation structure to be competitive and to aid in the recruitment and retention of key executives.   In addition, our executive compensation needs to reflect the continued focus of our management team that is critical to the successful execution of our operating plans.

In making decisions regarding total compensation, the Executive Compensation Committee considers whether the total compensation is:

•	fair and reasonable to us and to our Named Executive Officer;
•	internally appropriate based upon our culture and the compensation of our other employees;
•	within a reasonable range of the compensation afforded by other opportunities; and
•	comparable to market with respect to base salary, target bonus, long-term incentive grant value and total compensation.

The Executive Compensation Committee also bases its decisions regarding compensation upon its assessment of each of our Named Executive Officer’s leadership, integrity, individual performance, years of experience, skill set, level of commitment and responsibility required in the position, contributions to our financial performance, creation of stockholder value, and current and past compensation.  In determining the mix of compensation elements, the Executive Compensation Committee considers the effect of each element in relation to total compensation.  The Executive Compensation Committee specifically considers whether each particular element provides an appropriate incentive and reward for performance that may enhance long-term stockholder value.  In determining whether to increase or decrease an element of compensation, we rely upon the business experience of the members of the Executive Compensation Committee, the Executive Compensation Committee’s general understanding of compensation levels at public companies, the historical compensation levels of our Named Executive Officers and, with respect to Named Executive Officers other than the CEO, we consider the recommendations of the CEO.  In determining compensation, the Executive Compensation Committee also considers the advice of Compensation Strategies, Inc.  (“CSI”), the Executive Compensation Committee’s independent compensation consultant.   The Executive Compensation Committee does not typically consider amounts that may be realized by our executive officers from prior compensation awards, such as appreciation or reductions in the value of stock previously acquired pursuant to restricted stock or other equity-based awards, when making decisions regarding current compensation.

The Executive Compensation Committee has the authority under its charter to engage the services of outside consultants for assistance.  In addition to the considerations discussed above, the Executive Compensation Committee also considers the advice and recommendations of CSI, which has provided analysis and recommendations that inform the Executive Compensation Committee’s decisions, including the following services with respect to compensation decisions since CSI’s engagement:

•	attendance at meetings of the Executive Compensation Committee, as requested by the Chairperson;
•	advice on market trends, regulatory issues and developments and how they may impact our executive and director compensation programs;
•	review of compensation strategy and executive and director compensation programs for alignment with our strategic business objectives;
•	advice on the design of executive and director compensation programs to ensure the linkage between pay and performance;
•	market data analyses;
•	advice to the Executive Compensation Committee and the Board on setting compensation for executive officers and directors; and
•	such other activities as requested by the Executive Compensation Committee.

Benchmarking Compensation

As described throughout this report, the Executive Compensation Committee takes multiple factors and inputs into account when making compensation decisions.  One such input is information regarding the external executive compensation market.  The Executive Compensation Committee takes into account information regarding pay for both individual positions and the executive group as a whole.  While we have not adopted a formal peer group for compensation benchmarking, CSI provides the Executive Compensation Committee with periodic market assessments reflecting the form and size of compensation opportunities provided by companies in the transportation industry and the general U.S. marketplace.  This information details practices for specific elements of compensation (salary and incentives) and is adjusted to reflect our financial size relative to the market comparison groups.  From these market assessments, the Executive Compensation Committee is able to monitor the amount, mix, and design of our executive pay versus the relevant, competitive marketplace.  This market assessment is factored in together with a historic inventory of individuals’ compensation including realizable and realized pay.

Elements

Our compensation program consists of two major elements, fixed and performance-based compensation.  In 2019, total compensation for executive officers, including our Named Executive Officers, consisted of one or more of the following components:

•	base salary;
•	performance-based annual cash bonus;
•	equity incentive awards;
•	other compensation; and
•	employee benefits, which are generally available to all of our team members.

A discussion of each element follows.

Base Salary

We set base salaries to:

•	acknowledge an individual’s position, responsibility, experience, performance and tenure;
•	attract, motivate, and retain highly qualified executives; and
•	provide our executive officers with stability that allows our executives to focus their attention and efforts on creating stockholder value and on our other business objectives.

In determining base salaries, we consider the quality and effectiveness of the executive’s leadership, scope of responsibilities, past performance and future potential of providing value to our stockholders, the executive’s current salary, qualifications, and experience, including, but not limited to, the executive’s industry knowledge and the executive’s length of service with us.  The Executive Compensation Committee sets base salaries at a level that allows us to pay a significant portion of an executive’s total compensation in the form of performance-based compensation, including annual cash bonuses and equity incentives.  We believe this mix of compensation helps us incentivize our executives to build stockholder value over the long-term.  We consider adjustments to base salaries annually to reflect the foregoing factors without assigning specific weight to any of the individual factors.

Performance-Based Compensation

Our Incentive Plan grants performance-based compensation in the form of cash and equity in order to:

•	provide annual incentives to executive officers in a manner designed to reinforce our performance goals;
•	attract, motivate and retain qualified executive officers by providing them with long-term incentives; and
•	align our executive officers’ and our stockholders’ long-term interests by creating a strong, direct link between executive compensation and stockholder return.

Awards under the Incentive Plan may be paid in cash, shares of our Common Stock, a combination of cash and shares of our Common Stock, or in any other permissible form, as determined by our Executive Compensation Committee.  All equity awards granted under the Incentive Plan are evidenced by an award notice that specifies the type of award granted, the number of shares of our Common Stock underlying the award, if applicable, and all terms governing the award.  Payment of awards may include such terms, conditions, restrictions and limitations, if any, as the Executive Compensation Committee deems appropriate, including, in the case of awards paid in shares of our Common Stock, provisions regarding the forfeiture of such shares under certain circumstances, stock ownership and holding requirements, clawback provisions, and anti-hedging and anti-pledging provisions.  The Incentive Plan authorizes the grant of stock options, stock appreciation rights, stock awards, restricted stock units, performance units, performance awards, and any other form of award established by the Executive Compensation Committee that is consistent with the Incentive Plan’s purpose, or any combination of the foregoing.

Performance-Based Annual Cash Bonus

We use performance-based annual cash bonuses to, among other things:

•	reward our executive officers for high levels of achievement;
•	incentivize our executive officers to increase stockholder value; and
•	emphasize our corporate goals.

In February 2019, pursuant to the Incentive Plan, the Executive Compensation Committee approved a management cash bonus plan for our senior management, including our Named Executive Officers, with a performance period of January 1, 2019 through December 31, 2019 (the “2019 Management Cash Bonus Plan”).  The 2019 Management Cash Bonus Plan was administered by the Executive Compensation Committee, which made all decisions regarding participants in and awards under the 2019 Management Cash Bonus Plan.  Under the 2019 Management Cash Bonus Plan, and consistent with the objectives of the Incentive Plan, Messrs. Reed, Bates and Guin and Ms. Littlejohn were eligible to receive incremental cash bonuses upon achievement of certain consolidated adjusted EBITDAR and consolidated adjusted operating income goals, weighted at 40% each, and safety goals, weighted at 20%, as determined by the Executive Compensation Committee (collectively, the “2019 Company Goals”), and Messrs. Henry and Hugo were eligible to receive incremental cash bonuses upon achievement of certain business unit goals weighted at 50% and the 2019 Company Goals weighted at 50%.  Failure to achieve the minimum level of the consolidated adjusted operating income goal would disqualify participants from receiving any payment under the 2019 Management Cash Bonus Plan.  Any cash incentives payable would be prorated for results falling between the minimum and target and between the target and maximum payment goals.  For further details regarding bonus opportunities (including performance goals) under the 2019 Management Cash Bonus Plan, see “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers – 2019 Management Cash Bonus Plan.”

Additionally, in February 2019, pursuant to the Incentive Plan, the Executive Compensation Committee approved a supplemental cash incentive award for senior members of the Company’s leadership team, including our Named Executive Officers (the “2019 EPS Cash Incentive Plan”).  This short-term award was distinguishable from the Company’s other incentive programs and was based upon realization of the Company’s quarterly earnings per share goals set forth in its 2019 business plan for the period January 1, 2019 through December 31, 2019.  For further details regarding bonus opportunities (including performance goals) under the 2019 EPS Cash Incentive Plan, see “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers – 2019 EPS Cash Incentive Plan.”

Equity Compensation

We use equity compensation to, among other things:

•	reward our executive officers for achievement of our corporate goals through performance-based equity awards;
•	incentivize building stockholder value over the long-term through performance-based equity awards; and
•	encourage retention with time-vested equity awards.

The Incentive Plan allows the Executive Compensation Committee to link compensation to performance over a period of time by using equity-based awards (which often value long-term prospects), requiring holding periods for equity grants, and granting awards that have multi-year performance and vesting schedules.  Awards with multi-year performance and vesting schedules, such as restricted stock grants, provide balance to the other elements of our compensation program that otherwise link compensation to annual performance.  Such awards create incentives for executive officers to increase stockholder value over an extended period of time because the value received from such awards is based on the growth of the stock price.  The Incentive Plan prohibits awards from vesting in less than twelve months.  Thus, we believe equity-based awards under our Incentive Plan are an effective means of aligning the interests of our executive officers with those of our stockholders.

In determining our performance-based compensation, the Executive Compensation Committee evaluates which equity award vehicles achieve the desired balance between providing appropriate performance-based compensation and creating long-term stockholder value.  The Executive Compensation Committee considers several factors when determining incentive awards to be granted to our executive officers, including:

•	how the achievement of certain performance goals will help us execute our operating plans, improve our financial and operating performance and add long-term value for our stockholders;
•	the executive officer’s position, scope of responsibility, ability to affect our financial and operating performance, ability to create stockholder value, and historic and recent performance;
•	the impact of awards on executive retention;
•	awards granted to similarly situated executives;
•	the recommendations of CSI, our independent compensation consultant; and
•	for executive officers other than our CEO, the recommendations of our CEO.

Please refer to “Executive Compensation – Summary Compensation Table” and “Executive Compensation – Grants of Plan-Based Awards Table” for further details regarding incentives awarded to our Named Executive Officers.

In February 2019, the Executive Compensation Committee approved an equity incentive plan for 2019 (the “2019 EIP”), under which participants, including our Named Executive Officers are eligible to receive certain equity awards in the form of restricted stock subject to both performance-based and time-based vesting.  The primary objectives of the 2019 EIP are to reward long-term attainment of Company objectives (through performance-based equity with a three-year performance period) and encourage retention (through time-based equity that vests over a four-year period).  The performance period for the 2019 EIP is from January 1, 2019 through December 31, 2021 (the “EIP Performance Period”).  The 2019 EIP is 60% performance-based at target and 40% time-based.  The performance-based component of the 2019 EIP is based upon the Company achieving three-year cumulative levels of adjusted EBITDAR and adjusted consolidated operating ratio (together, the “2019 EIP Goals”) for the EIP Performance Period, with each goal weighted equally.  The time-based component of the 2019 EIP will vest in four equal annual installments commencing on the first anniversary of the grant date.

All restricted shares under the 2019 EIP are subject to continued employment and certain vesting, forfeiture, and termination provisions.  The equity awarded under the 2019 EIP to our Named Executive Officers is disclosed in “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers – 2019 EIP.”

Additionally, in February 2019, the Executive Compensation Committee approved an additional equity grant for senior members of the Company’s leadership team, including our Named Executive Officers, to encourage retention and motivate the Company’s leadership team (the “2019 Equity Retention Grant”).  Pursuant to this 2019 Retention Grant, participants received equity awards in the form of restricted stock, comprising one-third of the grant, and stock options, comprising two-thirds of the grant.  The Executive Compensation Committee believes the structure of the grant encourages stockholder alignment, with stock options, and enhanced retention, with restricted stock.  Awards under the 2019 Equity Retention Grant will vest in four equal annual installments commencing on the first anniversary of the grant date and are subject to continued employment and certain vesting, forfeiture, and termination provisions.  The equity awarded pursuant to the 2019 Equity Retention Grant to our Named Executive Officers is disclosed in “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers – 2019 Equity Retention Grant.”

Mix of Fixed and Performance-Based Compensation

The following chart shows target, realizable, and realized compensation for Mr. Reed for 2019 and depicts how our compensation design aligns pay with corporate performance.

The following chart shows target, realizable, and realized compensation for Messrs. Bates, Guin, and Henry and Ms. Littlejohn for 2019 and depicts how our compensation design aligns pay with corporate performance.  Mr. Hugo is omitted from the tables below as he resigned from the Company prior to December 31, 2019Target, realizable and realized compensation in each chart above includes salary, bonus and all other compensation as disclosed under the same headings in the Summary Compensation Table.  Target compensation also includes:

•	the value of performance-based stock awards granted during 2019 at target (using the closing price on the grant date);

•	the value of time-based equity awards granted during 2019 (using the closing price on the grant date for restricted stock awards and the grant date fair value for option awards); and
•	performance-based cash incentive awards at target.

Realizable compensation also includes:

•

for performance-based stock awards granted during 2019 with a performance period ending after 2019, including the performance-based portion of the 2019 EIP, the value of such stock awards at target (using the closing price on December 31, 2019, the last trading day of the fiscal year);

•

the value of time-based equity awards granted during 2019, including the time-based portion of the 2019 EIP, as well the 2019 Equity Retention Grant (using the closing price on December 31, 2019, the last trading day of the fiscal year, for restricted stock awards) (stock options granted during 2019 were out-of-the-money on December 31, 2019, and therefore are not included); and

•	performance-based cash incentive awards earned under the 2019 Management Cash Bonus Plan, the 2019 EPS Cash Incentive Plan, and the 2017 long-term incentive plan.

Realized compensation also includes, the following, which represents the value received from awards vested and not from shares sold:

•	the value of performance-based stock awards vested during 2019 (using the closing price on the vest date);
•	the value of time-based stock awards vested during 2019 (using the closing price on the vest date); and
•	performance-based cash incentive awards earned under the 2019 Management Cash Bonus Plan, the 2019 EPS Cash Incentive Plan, and the 2017 long-term incentive plan.

Other Elements of Compensation

Employee Benefits

Our executive officers are eligible to participate in all of our employee benefit plans, such as our 401(k) plan, employee stock purchase plan and medical and dental plans, in each case, on the same basis as other employees.  In addition, we also provide to our executive officers, including our Named Executive Officers, premium payments on life insurance policies, under which we are not the beneficiary.

Non-Qualified Deferred Compensation

We do not offer, and our Named Executive Officers did not participate in, any non-qualified deferred compensation programs during the year ended December 31, 2019.

Pension Benefits

We do not offer, and our Named Executive Officers did not participate in, any pension plan during the year ended December 31, 2019.

Compensation Paid to Our Named Executive Officers

President and Chief Executive Officer Compensation Structure

Mr. Reed

For his service as our President and Chief Executive Officer, the Executive Compensation Committee approved 2019 compensation and benefits for Mr. Reed as follows:

•	an increase in annualized base salary from $475,000 to $500,000, effective April 1, 2019;
•	participation in the 2019 Management Cash Bonus Plan, a more detailed description of which is provided below under the heading “2019 Management Cash Bonus Plan”;
•	participation in the 2019 EPS Cash Incentive Plan, a more detailed description of which is provided below under the heading “2019 EPS Cash Incentive Plan”;
•	participation in the 2019 Equity Incentive Plan, a more detailed description of which is provided below under the heading “2019 EIP”;
•	participation in the 2019 Equity Retention Plan, a more detailed description of which is provided below under the heading “2019 Equity Retention Grant”; and
•	$5,203 in 401(k) matching contributions and $1,000 cash in lieu of a life insurance policy.

Compensation of Our Other Named Executive Officers

Mr. Bates

For his service as our Executive Vice President and Chief Financial Officer, the Executive Compensation Committee approved 2019 compensation and benefits for Mr. Bates as follows:

•	an increase in annualized base salary from $320,000 to $330,000, effective April 1, 2019;
•	participation in the 2019 Management Cash Bonus Plan, a more detailed description of which is provided below under the heading “2019 Management Cash Bonus Plan”;
•	participation in the 2019 EPS Cash Incentive Plan, a more detailed description of which is provided below under the heading “2019 EPS Cash Incentive Plan”;
•	participation in the 2019 Equity Incentive Plan, a more detailed description of which is provided below under the heading “2019 EIP”;
•	participation in the 2019 Equity Retention Plan, a more detailed description of which is provided below under the heading “2019 Equity Retention Grant”; and
•	$5,600 in 401(k) matching contributions and $1,000 cash in lieu of a life insurance policy.

Mr. Guin

For his service as our Executive Vice President and Chief Commercial Officer, the Executive Compensation Committee approved 2019 compensation and benefits for Mr. Guin as follows:

•	an increase in annualized base salary from $300,000 to $310,000, effective April 1, 2019;
•	participation in the 2019 Management Cash Bonus Plan, a more detailed description of which is provided below under the heading “2019 Management Cash Bonus Plan”;
•	participation in the 2019 EPS Cash Incentive Plan, a more detailed description of which is provided below under the heading “2019 EPS Cash Incentive Plan”;
•	participation in the 2019 Equity Incentive Plan, a more detailed description of which is provided below under the heading “2019 EIP”;
•	participation in the 2019 Equity Retention Plan, a more detailed description of which is provided below under the heading “2019 Equity Retention Grant”; and
•	a car allowance of $1,100 per month and $1,000 cash in lieu of a life insurance policy.

Mr. Henry

For his service as our Senior Vice President - USAT Logistics, the Executive Compensation Committee approved 2019 compensation and benefits for Mr. Henry as follows:

•	an increase in annualized base salary from $225,000 to $240,000, effective April 1, 2019;
•	participation in the 2019 Management Cash Bonus Plan, a more detailed description of which is provided below under the heading “2019 Management Cash Bonus Plan”;
•	participation in the 2019 EPS Cash Incentive Plan, a more detailed description of which is provided below under the heading “2019 EPS Cash Incentive Plan”;
•	participation in the 2019 Equity Incentive Plan, a more detailed description of which is provided below under the heading “2019 EIP”;
•	participation in the 2019 Equity Retention Plan, a more detailed description of which is provided below under the heading “2019 Equity Retention Grant”;
•	reimbursement of professional expenses of $65,128 incurred in connection with his commencement of employment (which included $20,262 in tax gross-ups); and
•	$2,216 in 401(k) matching contributions, $1,000 cash in lieu of a life insurance policy, and $480 in phone allowance.

Ms. Littlejohn

For her service as our Vice President and Chief Technology Officer, the Executive Compensation Committee approved 2019 compensation and benefits for Ms. Littlejohn as follows:

•	an increase in annualized base salary from $232,000 to $240,000, effective April 1, 2019;
•	participation in the 2019 Management Cash Bonus Plan, a more detailed description of which is provided below under the heading “2019 Management Cash Bonus Plan”;
•	participation in the 2019 EPS Cash Incentive Plan, a more detailed description of which is provided below under the heading “2019 EPS Cash Incentive Plan”;
•	participation in the 2019 Equity Incentive Plan, a more detailed description of which is provided below under the heading “2019 EIP”;
•	participation in the 2019 Equity Retention Plan, a more detailed description of which is provided below under the heading “2019 Equity Retention Grant”; and
•	$5,600 in 401(k) matching contributions and $750 cash in lieu of a life insurance policy.

Mr. Hugo

Prior to his resignation from his position as our Senior Vice President - Trucking Operations, on March 7, 2019, the Executive Compensation Committee approved 2019 compensation and benefits for Mr. Hugo as follows:

•	an increase in annualized base salary from $250,000 to $275,000, effective April 1, 2019;
•	participation in the 2019 Management Cash Bonus Plan, a more detailed description of which is provided below under the heading “2019 Management Cash Bonus Plan”;
•	participation in the 2019 EPS Cash Incentive Plan, a more detailed description of which is provided below under the heading “2019 EPS Cash Incentive Plan”;
•	participation in the 2019 Equity Incentive Plan, a more detailed description of which is provided below under the heading “2019 EIP”;
•	participation in the 2019 Equity Retention Plan, a more detailed description of which is provided below under the heading “2019 Equity Retention Grant”; and
•	$4,978 in 401(k) matching contributions and $250 cash in lieu of a life insurance policy.

See “—Separation Agreement” for details regarding Mr. Hugo’s separation agreement.

2019 Management Cash Bonus Plan

Under the 2019 Management Cash Bonus Plan, our Named Executive officers were eligible to receive incremental cash bonuses upon achievement of certain levels of the 2019 Company Goals and, for Messrs. Henry and Hugo, business unit goals, with a performance period from January 1, 2019 to December 31, 2019.  The 2019 Company Goals were as follows:

2019 Company Goals
Metrics	Minimum	Target	Maximum
Consolidated Adjusted EBITDA[R] (1)	$67,109,322	$83,866,653	$100,663,984
Consolidated Adjusted Operating Income (2)	$26,327,406	$32,909,258	$39,491,110
Safety Goal - DOT Crashes Per Million Miles ("DOT CPMM") (3)	0.76	0.63	0.50

1)	Consolidated adjusted EBITDA[R] - Earnings before taxes, interest, depreciation, amortization, and rents, as reviewed and determined by the Executive Compensation Committee.
2)

Consolidated adjusted operating income - Consolidated operating income plus the impact of restructuring, impairment, and other costs, severance costs included in salaries, wages and employee benefits, and transaction costs related to the acquisition, as reviewed and determined by the Executive Compensation Committee.

3)

DOT CPMM Calculation – [(Reportable accidents, as reported by the Department of Transportation (the “DOT”), adjusted internally for those that are preventable) / (Total International Fuel Tax Agreement Miles)* One Million Miles], as reviewed and determined by the Executive Compensation Committee.

The business unit goals for Messrs. Henry and Hugo were as follows:

2019 Business Unit Goals
Metrics	Minimum	Target	Maximum
USAT Logistics Operating Income (Mr. Henry)	$8,507,812	$10,634,765	$12,761,718
Trucking Operating Income (excluding Davis Transfer) (Mr. Hugo)	$12,311,884	$15,389,855	$18,467,826

For Messrs. Reed, Bates, and Guin and Ms. Littlejohn 100% of this bonus opportunity was based upon achievement of the 2019 Company Goals.  The bonus opportunity for Messrs. Henry and Hugo was based 50% upon achievement of the 2019 Company Goals and 50% upon achievement of their respective business unit goals.  The total cash bonus achievable (represented as a percentage of year-end annualized base salary) for our Named Executive Officers is set forth in the table below.

Potential Cash Payments (1)
(as a % of Year-End Annualized Base Salary)
Named Executive Officer	Minimum (2)	Target	Maximum
Mr. Reed	20.0%	80.0%	140.0%
Messrs. Bates, Guin, and Hugo (3)	15.0%	60.0%	105.0%
Mr. Henry and Ms. Littlejohn	12.5%	50.0%	87.5%

1)

The potential cash payments to Messrs. Reed, Bates, and Guin and Ms. Littlejohn were based 100% on achievement of the 2019 Company Goals.  The 2019 Company Goals were made up of certain consolidated adjusted EBITDAR and consolidated adjusted operating income goals, weighted at 40% each, and certain safety goals, weighted at 20%.  The potential cash payments to Messrs. Henry and Hugo were based 50% on achievement of the 2019 Company Goals and 50% on achievement of their respective business unit goals.  Failure to achieve the minimum level of the consolidated adjusted operating income goal would disqualify participants from receiving any payment under the 2019 Management Cash Bonus Plan.

2)

The minimum percentage stated in this column reflects the aggregate percentage payable upon minimum achievement of all of the 2019 Company Goals, as well as achievement of the business unit goals for Messrs. Henry and Hugo.  Messrs. Reed, Bates, Guin, Henry,  and Hugo and Ms. Littlejohn could earn a bonus if the consolidated adjusted operating income goal was achieved at or above the minimum level.  Accordingly, the minimum bonus achievable, expressed as a percentage of base salary, was 8.0% for Mr. Reed, 6.0% for Messrs. Bates and Guin, 2.5% for Messrs. Henry and Hugo, and 5.0% for Ms. Littlejohn.

3)	The bonus opportunity for Mr. Hugo was prorated for the partial year between January 1, 2019 and April 6, 2019.

The Executive Compensation Committee also created specific parameters for awarding bonuses within incremental ranges of achievement of the 2019 Company Goals by providing that bonuses would be prorated for results that fall between the minimum and target and between the target and maximum payment goals.

On the date that the Executive Compensation Committee assessed performance under the 2019 Management Cash Bonus Plan, the Executive Compensation Committee determined that, based on actual performance under the 2019 Management Cash Bonus Plan, Messrs. Reed, Bates, Guin, Henry, Hugo and Ms. Littlejohn failed to earn the 2019 Management Cash Bonus Plan, as the consolidated adjusted operating income goal was not achieved at or above the minimum.

2019 EPS Cash Incentive Plan

In February 2019, under the 2019 EPS Cash Incentive Plan, our Named Executive Officers were eligible to earn cash incentives based upon achievement of the following quarterly earnings per share goals for the period January 1, 2019 through December 31, 2019:

2019 EPS Goals (1)(2)
First Quarter	Second Quarter	Third Quarter	Fourth Quarter
$0.29	$0.84	$1.38	$2.25

1)

Under the 2019 EPS Cash Incentive Plan, EPS means earnings (loss) per diluted share, including the per-share expense of funding the 2019 EPS Cash Incentive Plan and excluding the per-share impact of restructuring, impairment and other costs, severance costs including in salaries, wages and employee benefits, amortization of acquisition related intangibles, and transaction costs related to acquisitions, plus or minus the per share tax impact of those adjustments using the statutory rate.

2)	The EPS Goals for the second, third, and fourth quarters represent cumulative EPS through such quarter.

The Board believed 2019 would be a pivotal year in the Company’s progress towards achieving industry leading performance and that realizing the objectives set forth in the Company’s 2019 business plan, upon which payments under this award were based, would serve as an important indicator that the operational improvements underway at the Company are both sustainable and durable, particularly in light of potential industry and macro-economic headwinds.  Participants, including Messrs. Reed, Bates, Guin, Henry, Hugo and Ms. Littlejohn, were eligible to earn up to $210,712, $109,792, $103,140, $66,540, $93,156 and $66,540, respectively, (each a “Total EPS Cash Payout Potential”).  An amount under the 2019 EPS Cash Incentive Plan would be earned based upon achievement of the applicable 2019 EPS Goal, expressed as a percentage of the applicable Total EPS Cash Payout Potential, as follows: 25% for the first quarter, 50% for the second quarter, 75% for the third quarter, and 100% for the fourth quarter, provided that amounts earned in previous quarters would be subtracted from any amounts earned in the current quarter and amounts earned in the first, second, and third quarters, would be paid out at 75% of the amount earned.  There would be a true-up after the fourth quarter to payout any amount held back.  In accordance with the Hugo Separation Agreement, the amount earned by Mr. Hugo under the 2019 EPS Cash Incentive Plan, if any, would have been prorated for his partial year through April 6, 2019.  No payouts were made to any of the Company’s Named Executive Officers under the 2019 EPS Cash Incentive Plan for 2019, as the 2019 EPS Goals were not achieved.

2019 EIP

The Executive Compensation Committee set the following targets as a percentage of annualized base salary for the 2019 EIP, with the time-based portion weighted at 40% and the performance-based portion to be weighted at 60%:

			2019 EIP
	Total 2019	2019 EIP Time-	Performance-
	EIP Target	Based Portion	Based Portion
	(as a % of	(as a % of	(as a % of
	Annualized	Annualized	Annualized Base
Named Executive Officer	Base Salary)	Base Salary)	Salary)
Mr. Reed	130.0%	52.0%	78.0%
Mr. Bates	100.0%	40.0%	60.0%
Mr. Guin	100.0%	40.0%	60.0%
Mr. Henry	75.0%	30.0%	45.0%
Ms. Littlejohn	75.0%	30.0%	45.0%
Mr. Hugo (1)	90.0%	36.0%	54.0%

Based on such targets, the Executive Compensation Committee granted restricted shares of Common Stock subject to the 2019 EIP as show below.  The closing price of our stock on the grant date was $17.75 per share.

	2019 EIP	2019 EIP
	Time-Based	Performance-
Named Executive Officer	Shares	Based Shares	Grant Date
Mr. Reed	14,648	21,972	February 26, 2019
Mr. Bates	7,436	11,156	February 26, 2019
Mr. Guin	6,986	10,479	February 26, 2019
Mr. Henry	4,056	6,084	February 26, 2019
Ms. Littlejohn	4,056	6,084	February 26, 2019
Mr. Hugo (1)	5,578	8,366	February 26, 2019

1)

The shares of restricted stock granted to Mr. Hugo under the EIP were forfeited upon his resignation from the Company.  See “—Separation Agreement” for details regarding Mr. Hugo’s separation agreement.

The 2019 EIP Time-Based Shares will vest in four equal annual installments, commencing on the first anniversary of the grant date, subject to continued employment and certain vesting, forfeiture, and termination provisions.

The 2019 EIP Performance-Based Shares are subject to vesting upon achievement of the 2019 EIP Goals over the EIP Performance Period.  The 2019 EIP Goals are as follows, with each weighted equally:

2019 EIP Goals
Metrics	Minimum	Target	Maximum
3 Year Consolidated Cumulative Adjusted EBITDA[R] (1)	$244,170,688	$305,213,360	$366,256,032
3 Year Consolidated Adjusted Operating Ratio (2)	94.75%	93.44%	92.13%

1)

3 Year consolidated cumulative adjusted EBITDA[R] - The sum of earnings before taxes, interest, depreciation, amortization, and rents for each of the years ended December 31, 2019, 2020, and 2021 as reviewed and determined by the Executive Compensation Committee.

2)

3 Year consolidated adjusted operating ratio - Operating expenses, net of fuel surcharge, as a percentage of operating revenue excluding fuel surcharge revenue, with each component being the sum of the applicable amount for the years ended December 31, 2019, 2020, and 2021 as reviewed and determined by the Executive Compensation Committee.

The 2019 EIP Performance-Based Shares were issued at target on the grant date.  The minimum was set at 25% of target and the maximum was set at 175% of target.  Set forth below are the minimum, target and maximum number of performance-based shares that may be earned under 2019 EIP:

	Minimum		Maximum
	(25% of		(175% of
Named Executive Officer	Target) (1)	Target	Target)
Mr. Reed	5,493	21,972	38,451
Mr. Bates	2,789	11,156	19,522
Mr. Guin	2,620	10,479	18,338
Mr. Henry	1,521	6,084	10,648
Ms. Littlejohn	1,521	6,084	10,648
Mr. Hugo (2)	2,091	8,366	14,640

1)

The minimum number of shares in this column reflects the aggregate number of shares upon minimum achievement of both 2019 EIP Goals.  Each of our Named Executive Officers could earn shares if just one of the 2019 EIP Goals was achieved at or above the minimum level.  Accordingly, the minimum number of shares that could be earned is 2,747 for Mr. Reed, 1,395 for Mr. Bates, 1,310 for Mr. Guin, and 761 each for Mr. Henry and Ms. Littlejohn.

2)

The shares of restricted stock granted to Mr. Hugo under the EIP were forfeited upon his resignation from the Company.    See “—Separation Agreement” for details regarding Mr. Hugo’s separation agreement.

The Executive Compensation Committee also created specific parameters for awarding shares within incremental ranges of achievement of the 2019 EIP Goals by providing that achievement would be prorated for results that fall between the minimum and target and between the target and maximum payment goals.  The level of achievement for the performance-based portion of the 2019 EIP will be determined by the Executive Compensation Committee after the end of the EIP Performance Period.

2019 Equity Retention Grant

In February 2019, the Executive Compensation Committee approved the 2019 Equity Retention Grant  pursuant to which our Named Executive Officers received the following shares of restricted stock and stock options subject to time-based vesting.  The closing price of our stock on the grant date was $17.75 per share.

Named Executive Officer	Stock Options	Time-Based Shares	Grant Date
Mr. Reed	48,174	23,727	February 26, 2019
Mr. Bates	37,488	18,464	February 26, 2019
Mr. Guin	17,505	8,622	February 26, 2019
Mr. Henry	13,129	6,467	February 26, 2019
Ms. Littlejohn	7,002	3,449	February 26, 2019
Mr. Hugo (1)	13,129	6,467	February 26, 2019

1)

Both the stock options and shares of restricted stock granted to Mr. Hugo under the 2019 Equity Retention Grant were forfeited upon his resignation from the Company.  See “—Separation Agreement” for details regarding Mr. Hugo’s separation agreement.

Awards under the 2019 Equity Retention Grant will vest in four equal annual installments commencing on the first anniversary of the grant date and are subject to continued employment and certain vesting, forfeiture, and termination provisions.  The stock options have an exercise price equal to closing price of our stock on the grant date ($17.75) and a 10-year term.

2017 LTIP Payouts

Awards under the 2017 long-term incentive plan (the “2017 LTIP”) granted in May 2017 were subject to vesting upon achievement of certain levels of return on invested capital (“ROIC”) over the performance period of April 1, 2017 to December 31, 2019 (the “LTIP Performance Period”) and were 70% in the form of equity and 30% in the form of cash.  Messrs. Reed, Bates, and Hugo participated in the 2017 LTIP, however Mr. Hugo’s participation in the 2017 LTIP ended upon his resignation on March 7, 2019.

The performance goals under the 2017 LTIP were as follows:

Level of Achievement	ROIC (1)
Minimum	At least 6.0%
Target	Greater than or equal to 10.0%
Maximum	Greater than or equal to 12.0%

1)	Tax-affected operating income over total assets less cash and cash equivalents, calculated annually.

The level of achievement was based on the fiscal year (or, for the period ended December 31, 2017, the nine months ended December 31, 2017) during the LTIP Performance Period in which the Company achieved the highest annual ROIC, as determined by the Executive Compensation Committee at the end of the LTIP Performance Period, with linear achievement between the minimum and target levels and the target and maximum levels.  In February 2020, the Executive Compensation Committee determined that the ROIC for fiscal year 2018, the fiscal year with the highest annual ROIC during the LTIP Performance Period, was 6.24%.  Accordingly, 33,293 shares of restricted stock vested for Mr. Reed and 14,981 shares of restricted stock vested for Mr. Bates.  Also, Mr. Reed received a cash payout of $106,300 and Mr. Bates received a cash payout of $47,835.  See the Compensation Discussion and Analysis section of our proxy statement for the 2018 Annual Meeting, for further discussion of the 2017 LTIP.

Separation Agreement

The following summarizes the separation agreement terms for Mr. Hugo, who resigned from the Company on March 7, 2019.

On March 7, 2019, in connection with Mr. Hugo’s resignation as Senior Vice President - Trucking Operations, the Executive Compensation Committee approved a separation agreement with Mr. Hugo (the “Hugo Separation Agreement”).   Pursuant to the Hugo Separation Agreement, Mr. Hugo received (i) salary continuation through April 6, 2019, (ii) continued vesting of 1,934 shares of restricted stock scheduled to vest on March 22, 2019, (iii) non-compete payments equal to his then-current base salary ($275,000 per year) for a period of twelve months subject to ongoing compliance with certain non-competition, non-solicitation, non-disparagement, and confidentiality covenants in favor of the Company, and (iv) a prorated cash payment, if and to the extent earned, under the 2019 Management Cash Bonus

Plan and 2019 EPS Cash Incentive Plan.  In addition, the Separation Agreement contained a customary release of claims in favor of the Company.   All outstanding equity awards held by Mr. Hugo, other than those listed above, were forfeited upon his resignation from the Company.   See “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers” for details regarding Mr. Hugo’s 2019 compensation.

Potential Payments Upon Termination or Change in Control

Certain of our Named Executive Officers, including Messrs. Reed, Bates, Guin, and Henry each have substantially identical Change-in-Control/Severance Agreements (each, a “Severance Agreement”) with the Company.  Ms. Littlejohn has a Change-in-Control Agreement.  Mr. Hugo was also party to a Severance Agreement prior to his separation from the Company.  Under the Severance Agreements, the participant is entitled to certain severance benefits if (i) we terminate the participant’s employment without “cause” (as defined in the Severance Agreement) other than in connection with or following a “change-in-control” (as defined in the Severance Agreement) (the “Severance Benefit”) or (ii) in the event of and for the twelve-month period following a “change-in-control,” we or our successor terminate the participant’s employment without “cause” or the participant is subject to a “constructive termination” (as defined in the Severance Agreement) (the “Change-in-Control Benefit”).   Ms. Littlejohn is also entitled to the Change-in-Control Benefit.  The Severance Benefit and the Change-in-Control Benefit are mutually exclusive and the participant would not be entitled to both benefits.   Eligibility for the payment of the Severance Benefit is subject to execution by the recipient of a general release of claims against us and ongoing compliance with certain restrictive covenants.

With respect to the Severance Benefit, participants would be entitled to benefits as follows in the event a qualifying termination had occurred as of December 31, 2019:

					Total Aggregate
					Payments if
					Termination
Named		Lump Sum Short-Term		Relocation	Occurred as of
Executive	Salary	Incentive Cash	COBRA	Services	December 31,
Officer	Continuation (1)	Compensation	Reimbursement	Benefit	2019
Mr. Reed	12 months	To the extent earned in the year of termination, prorated for partial year of service	—	—	$500,000
Mr. Bates	12 months	To the extent earned in the year of termination, prorated for partial year of service	—	—	$330,000
Mr. Guin	12 months	To the extent earned in the year of termination, prorated for partial year of service	—	—	$310,000
Mr. Henry	12 months	To the extent earned in the year of termination, prorated for partial year of service	—	—	$240,000
Ms. Littlejohn	—	—	—	—	—

1)	The Severance Agreements provide for 12 months’ salary continuation, or such lesser number of months the executive is employed by the Company (prorated for partial months of service).

With respect to the Change-in-Control Benefit, participants would be entitled to benefits as follows in the event a qualifying termination had occurred as of December 31, 2019:

					Total Aggregate
	Lump Sum				Payments if
	Severance				Termination
Named	Payment as	Lump Sum Short-Term		Relocation	Occurred as of
Executive	Percentage of	Incentive Cash	COBRA	Service	December 31,
Officer	Base Salary	Compensation	Reimbursement	Benefit	2019
Mr. Reed	150%	150% of target for the year of termination	$31,939	$50,000	$1,589,973
Mr. Bates	150%	150% of target for the year of termination	$31,939	$50,000	$956,283
Mr. Guin	150%	150% of target for the year of termination	$31,939	—	$853,294
Mr. Henry	150%	150% of target for the year of termination	$31,939	—	$621,844
Ms. Littlejohn	150%	150% of target for the year of termination	$24,173	$50,000	$664,078

Mr. Hugo’s resignation from the Company was effective March 7, 2019.  See “—Separation Agreement” for details regarding the benefits Mr. Hugo received upon his resignation.

The Severance Agreements do not provide for a gross-up payment to any of the participants to offset any excise taxes that may be imposed on excess parachute payments under Section 4999 of the Code.   Instead, under the Severance Agreements, if such excise taxes would be imposed, the executive will either receive all of the benefits to which he is entitled under the agreement, subject to the excise tax, or have his benefits under the agreement reduced to a level at which the excise tax will not apply, depending upon which approach would provide the executive with the greater net after-tax benefit.

Awards granted to recipients, including our Named Executive Officers, after July 2016 include a double trigger provision, which provides for the payment, or acceleration of payment, of compensation following a change-in-control only when the recipient is terminated without “cause” or is subject to a “constructive termination” during the twelve months following a change-in-control.   For awards granted to recipients prior to July 2016, under certain circumstances in which there is a change-in-control, certain unvested restricted stock grants may become immediately exercisable or subject to immediate vesting, respectively, upon the occurrence of such event, notwithstanding that such restricted shares may not otherwise have been fully exercisable or fully vested.   The Executive Compensation Committee may provide for acceleration of vesting of individual awards in connection with any future awards.

The estimated value of restricted stock that would have vested for our Named Executive Officers as of December 31, 2019, under the acceleration scenarios described above are as follows:

Value of Accelerated
Named Executive Officer	Restricted Stock (1)
Mr. Reed	$965,028
Mr. Bates	$524,972
Mr. Guin	$293,545
Mr. Henry	$167,729
Ms. Littlejohn	$134,391

1)

The value for the accelerated restricted stock was calculated by multiplying the closing price of our stock on December 31, 2019 ($7.45), the last trading day of the fiscal year, by the number of shares of accelerated restricted stock.  Accelerated stock options were out-of-the-money on December 31, 2019.

In addition, certain of the awards of restricted stock to our Named Executive Officers include accelerated vesting provisions upon eligible retirement (with the consent of the Executive Compensation Committee), death, or disability (as defined in Section 22(e) of the Internal Revenue Code).   The estimated value of restricted stock that would have vested for our Named Executive Officers as of December 31, 2019, upon eligible retirement, death, or disability are as follows:

Value of Accelerated
Named Executive Officer	Restricted Stock (1)
Mr. Reed	$202,947
Mr. Bates	$115,549
Mr. Guin	$94,065
Mr. Henry	$52,491
Ms. Littlejohn	$40,400

1)

The value for the accelerated restricted stock was calculated by multiplying the closing price of our stock on December 31, 2019 ($7.45), the last trading day of the fiscal year, by the number of shares of accelerated restricted stock.  Accelerated stock options were out-of-the-money on December 31, 2019.

The Role of Stockholder Say-on-Pay Vote

At our 2019 Annual Meeting, our stockholders had the opportunity to cast an advisory and non-binding vote (a “say-on-pay” proposal) on the compensation of our executive officers as disclosed in our proxy statement for that meeting.  Stockholders approved the say-on-pay proposal by the affirmative vote of 98.2% of the votes cast on that proposal.  The Executive Compensation Committee believes this affirms stockholders’ support of our approach to executive compensation, and accordingly the Executive Compensation Committee did not materially change its overall philosophy in designing the compensation plan for fiscal 2019.  The Executive Compensation Committee will continue to consider the outcome of our say-on-pay votes when making future compensation decisions for our Named Executive Officers.

At our 2018 Annual Meeting, our stockholders had the opportunity to cast an advisory and non-binding vote (a “say-on-frequency” proposal) on how often we should include a say-on-pay proposal in our proxy statements for future Annual Meetings.   Stockholders had the choice of voting to have the say-on-pay vote every year, every two years or every three years.  Our Board of Directors recommended yearly votes.   The frequency receiving the highest number of votes was every year.  In accordance with this vote, at the current time our Board of Directors has determined it will hold the say-on-pay advisory and non-binding vote every year.

Accounting and Tax Considerations

Historically, in making its compensation decisions, the Executive Compensation Committee considered, and attempted to comply with, the performance-based compensation exception under Section 162(m) of the Code.   Prior to the enactment of the Tax Cuts and Jobs Act, as further described below, Section 162(m) limited to $1 million the amount of nonperformance-based remuneration that we could deduct from our taxable income in any tax year with respect to our CEO and the three other most highly compensated executive officers, other than the CFO, at the end of the year. Section 162(m) also provided, however, that we could deduct from our taxable income without regard to the $1 million limit the full value of all “qualified performance-based compensation.”  Our base salary, certain equity awards, certain cash bonuses and other personal benefits were not considered “qualified performance-based compensation” and therefore were subject to the limit on deductibility.  Our Incentive Plan and certain awards made under our Incentive Plan potentially qualified as “qualified performance-based compensation” if certain requirements were met.

The Tax Cuts and Jobs Act, signed into law on December 22, 2017, eliminated this performance-based compensation deduction going forward, but provided limited transition relief for compensation paid pursuant to a contract in effect as of November 2, 2017 that is not materially modified after such date.   This means that certain outstanding performance-based compensation may continue to be deductible under Section 162(m), but that all compensation after November 2, 2017, will be subject to the $1 million cap on deductibility.   The Executive Compensation Committee will seek deductions for compensation under the transition relief consistent with applicable law.   The Tax Cuts and Jobs Act also expanded who a covered employee is under Section 162(m).   Effective for 2017, a covered employee under Section 162(m) is the CEO, the CFO (who previously was not included) and each of the other three highest-paid executive officers.  Despite the Executive Compensation Committee’s efforts to structure certain elements of our Named Executive Officers’ compensation granted in 2018 and earlier years in a manner intended to be exempt from Section 162(m) and therefore not subject to its deduction limits, no assurance can be given that compensation otherwise intended to satisfy the requirements for exemption from Section 162(m) in fact will be exempt from its deduction limits because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including uncertainties created by Federal legislation repealing the previous exemption from Section 162(m)’s deduction limit for performance-based compensation, generally effective for taxable years beginning after December 31, 2017.  Further, the

Compensation Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.

Although this tax deduction for performance-based compensation has been eliminated, we believe that a strong link between pay and performance is critical to align executive and stockholder interests.  Going forward, the Company and the Executive Compensation Committee will continue to ensure that a significant portion of pay for our senior officers, including the Chairperson and CEO, is at risk and subject to the attainment of performance goals.

The Executive Compensation Committee also considers, and attempts to avoid, any additional taxes or interest charges under Section 409A(a)(1)(B) of the Code.   If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A(a)(2), (3) and (4), then the benefits are taxable in the first year that they are not subject to a substantial risk of forfeiture and are subject to additional tax plus interest under Section 409A(a)(1)(B).

Compensation Decisions with Respect to 2020

2020 Management Cash Bonus Plan

In March 2020, the Executive Compensation Committee approved a management cash bonus plan (the “2020 Management Cash Bonus Plan”) that rewards participants, including our continuing Named Executive Officers, with cash bonuses based upon the attainment of certain performance objectives for the year ending December 31, 2020.  Under the 2020 Management Cash Bonus Plan, participants may receive a cash payout expressed as a percent of their base salary depending upon the Company’s achievement of six equally weighted operating metrics, as determined by the Executive Compensation Committee (collectively, the “2020 Company Goals”).

	Target Opportunity	Maximum Opportunity
Named Executive Officer	(% of base salary)	(% of base salary)
Mr. Reed	80.0%	140.0%
Mr. Bates	60.0%	105.0%
Mr. Guin	60.0%	105.0%
Mr. Henry (1)	50.0%	87.5%
Ms. Littlejohn	50.0%	87.5%

1)	Mr. Henry’s performance goals under the 2020 Management Cash Bonus Plan include the 2020 Company Goals, as well as certain goals related to USAT Logistics.

2020 EIP

In March 2020, the Executive Compensation Committee also approved an equity incentive grant for 2020 (the “2020 EIP”), under which participants, including Messrs. Reed, Bates, Guin, and Henry and Ms. Littlejohn, are eligible to receive certain equity awards in the form of restricted stock subject to time-based vesting ratably over four years.  In light of the domestic and global economic uncertainty created by the COVID-19 virus at the time of the grant, and the impact it has had on the Company’s stock price, the Executive Compensation Committee elected to temporarily suspend the typical design parameters used in making grants under the equity incentive plan that otherwise would have consumed a disproportionate amount of shares.  Instead, with the primary 2020 objective of encouraging and rewarding retention and stability, a total pool of 240,000 shares was allocated among participants as their long-term incentive under the 2020 EIP.  This approach preserves shares under the Company’s shareholder approved plan for making grants in future years, encourages retention of a strong management team, and minimizes shareholder dilution in a time of uncertainty.  The Executive Compensation Committee approved grants from this pool to Messrs. Reed, Bates, Guin, and Henry and Ms. Littlejohn in the amount of 59,525 shares, 30,220 shares, 28,389 shares, 16,484 shares, and 16,484, respectively.

Opportunities under the 2020 Management Cash Bonus Plan and awards under the 2020 EIP are subject to continued employment and vesting, forfeiture and termination provisions.

Risks Regarding Compensation

As required by the SEC rules, the Executive Compensation Committee has assessed the risks that could arise from our compensation  policies for all employees, including employees who are not officers, and has concluded that such policies are not reasonably likely to have a materially adverse effect on us. In making this determination, the Executive Compensation Committee primarily considered the following factors:

•

our general compensation structure utilizes a combination of short-term (such as base salary and performance-based annual cash bonuses) and long-term (equity awards) elements.  This balanced mix aligns our compensation with the achievement of short- and long-term goals, promotes short- and long-term executive decision-making, and does not encourage or incentivize unreasonable risk-taking by employees in pursuit of short-term benefits;

•	our prohibition of vesting periods of less than twelve months;
•

equity awards are limited by the terms of our Incentive Plan to a fixed maximum and are subject to staggered or long-term vesting schedules, which aligns the interests of our executive officers and employees with those of our stockholders;

•	the Executive Compensation Committee is comprised of only independent directors who review and make compensation decisions based on objective measurements and payment methodologies;
•	our recent equity awards contain double trigger change-in-control provisions upon consummation of a change-in-control;
•	awards are subject to limits as to the number of shares or cash received in a calendar year;
•	we have stock ownership, anti-hedging and anti-pledging, and clawback policies;
•	base salaries for our employees are competitive and generally consistent with salaries paid for comparable positions in our industry; and
•

our internal controls over financial reporting, audit practices and corporate codes of ethics and business conduct reinforce the balanced compensation objectives used by our Executive Compensation Committee.

Summary Compensation Table

The following table sets forth information concerning the total compensation for fiscal year 2019 awarded to, earned by, or paid to our Named Executive Officers who were, at December 31, 2019,  (i) our CEO, (ii) our CFO, (iii) our three other most highly compensated executive officers with total compensation exceeding $100,000 for the fiscal year ended December 31, 2019, and (iv) one individual who served as our Senior Vice President – Trucking Operations for a portion of the fiscal year ended December 31, 2019, but who was not serving in such role as of December 31, 2019.

Realized (actual) compensation may differ significantly from the figures in the following table, which is required under applicable SEC rules and includes items that are driven by accounting assumptions.  For example, Mr. Reed’s realized compensation in 2019 was $676,121 vs. $1,824,257  as shown below.  For additional charts that supplement the SEC-required disclosure, please see “Executive Compensation – Compensation Discussion and Analysis – Elements – Performance-Based Compensation – Mix of Fixed and Performance-Based Compensation” beginning on page 21.

								Non equity
				Stock		Option		Incentive Plan	All Other
		Salary	Bonus	Awards		Awards		Compensation	Compensation		Total
Name and Principal Position	Year	($)	($)	($)(1)		($)(2)		($)(3)	($)		($)
James D. Reed	2019	493,750	—	778,657		439,347		106,300	6,203		$1,824,257
President and Chief Executive	2018	456,250	—	749,887		—		436,046	2,061		$1,644,244
Officer	2017	393,205	69,283	351,987		—		184,983	39,747		$1,039,205

Jason R. Bates	2019	327,500	—	509,230		341,891		47,835	6,600		$1,233,055
Executive Vice President and	2018	315,000	192,710	582,972		—		220,318	3,038		$1,314,038
Chief Financial Officer	2017	200,000	258,135	162,242		—		78,040	272,150		$970,567

Timothy W. Guin	2019	307,750	—	323,548		159,646		—	14,200	(4)	$805,143
Executive Vice President and	2018	201,737	300,000	399,979		—		137,699	13,355		$1,052,770
Chief Commercial Officer

George T. Henry	2019	237,570	—	213,781		119,736		—	68,824	(5)	$639,911
Senior Vice President -	2018	173,942	78,347	168,735		—		107,577	9,028		$537,629
USAT Logistics

Kimberly K. Littlejohn	2019	237,968	—	160,212		63,858		—	6,350		$468,388
Vice President and	2018	230,154	—	126,521		—		79,821	6,091		$442,587
Chief Technology Officer	2017	138,173	122,626	24,849		—		33,537	188,741		$507,926

Johannes P. "Werner" Hugo	2019	74,038	—	250,914	(6)	119,736	(6)	—	280,227	(7)	$724,916
Former Senior Vice President -	2018	269,000	—	326,922		—		189,336	4,815		$790,073
Trucking Operations	2017	153,609	131,779	132,604		—		65,033	99,890		$582,915

1)

The amounts included in this column represent the aggregate grant date fair value of the awards granted to each Named Executive Officer in accordance with FASB ASC Topic 718 (“FASB Topic 718”).  The value ultimately realized by the recipient may or may not be equal to this determined value.  For a description of these grants, see “Executive Compensation – Compensation Discussion and Analysis.”  See Note 10, Equity Compensation and Employee Benefits Plans in our Form 10‑K for the year ended December 31, 2019, for further discussion of our stock plans and the methods used to account for stock plan activity.

Awards of restricted stock are subject to vesting conditions, which may include continued employment, performance or other criteria.  The number of performance-based restricted stock that vest under the 2019 EIP, if any, depends upon achievement of certain levels of performance with respect to certain performance measures.  The grant date fair values of the performance-based restricted stock under the 2019 EIP included in this column are based on payouts at threshold, which we have determined, in accordance with the stock-based compensation accounting rules, to be the probable levels of achievement of the performance goals related to those awards.  The table below shows the grant date fair value of the performance-based restricted stock granted to each Named Executive Officer during 2019, assuming that: (i) the performance with respect to those performance measures will be at threshold levels (i.e., probable performance); and (ii) the performance with respect to those performance measures will be at levels that would result in a maximum payout:

		Grant Date Fair Value	Grant Date Fair Value
Named Executive Officer	Year	(Probable Performance)	(Maximum Performance)
Mr. Reed	2019	$97,501	$682,505
Mr. Bates	2019	$49,505	$346,516
Mr. Guin	2019	$46,505	$325,500
Mr. Henry	2019	$26,998	$189,002
Ms. Littlejohn	2019	$26,998	$189,002
Mr. Hugo	2019	$37,115	$259,860

2)

Represents the aggregate grant date fair value of the stock options granted during 2019 ($9.12 per share), which were valued using the Black-Scholes-Merton option pricing formula with the following assumptions: strike price of $17.75, risk-free interest rate of 2.48%, weighted-average derived service period of 5.75 years, expected volatility of 54.0% and dividend yield of 0%.  For a description of these grants, see “Executive Compensation – Compensation Discussion and Analysis.”  See Note 10, Equity Compensation and Employee Benefits Plans in our Form 10 K for the year ended December 31, 2019, for further discussion of our stock plans and the methods used to account for stock plan activity.

3)

For 2019, represents cash payouts under the 2017 LTIP, as described under “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers – 2017 LTIP Results.”

4)	The amount disclosed in this column includes (i) $13,200 in monthly car allowance, and (iii) $1,000 cash in lieu of a life insurance policy.
5)

The amount disclosed in this column includes (i) reimbursement of professional expenses of $65,128 incurred in connection with his commencement of employment (which included $20,262 in tax gross-ups), (ii) $2,216 in 401(k) matching contributions, (iii) $1,000 cash in lieu of a life insurance policy, and (iv) $480 in phone allowance.

6)

Mr. Hugo resigned from the Company effective March 7, 2019.  By their terms, 48,388 restricted shares and 13,129 options held by Mr. Hugo will be forfeited in association with his resignation and are available for issuance under the Incentive Plan.  See “—Separation Agreement.”

7)

The amount disclosed in this column includes the following amounts payable under the Hugo Separation Agreement:  (i) $275,000 in severance pay, which is equal to his annual base salary in effect as of the date of his separation and is payable for a period of twelve months ($206,250 of this amount was paid in 2019).  It also includes (i) $4,977 in 401(k) matching contributions and (ii) $250 cash in lieu of a life insurance policy.  See “—Separation Agreement.”

Narrative to the Summary Compensation Table

See “Executive Compensation – Compensation Discussion and Analysis” for a description of our compensation plans pursuant to which the amounts listed under the Summary Compensation Table were paid or awarded and the criteria for such award or payment.

Grants of Plan-Based Awards

The following table sets forth information regarding the incentive awards granted to our Named Executive Officers during 2019.   All stock awards were granted under the Incentive Plan.

									All Other	All Other		Grant
									Stock	Option		Date Fair
									Awards:	Awards:	Exercise	Value of
			Estimated Future Payouts			Estimated Future Payouts			Number	Number of	or Base	Stock
			Under Non - Equity			Under Equity Incentive			of Shares	Securities	Price of	and
			Incentive Plan Awards			Plan Awards			of Stocks	Underlying	Option	Option
	Grant		Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)(1)
James D. Reed	—	(2)	100,000	400,000	700,000	—	—	—	—	—	—	—
	2/26/2019	(3)	—	—	—	—	—	—	14,648	—	—	260,002
	2/26/2019	(4)	—	—	—	5,493	21,972	38,451	—	—	—	97,501
	2/26/2019	(5)	—	—	—	—	—	—	23,727	—	—	421,154
	2/26/2019	(6)	—	—	—	—	—	—	—	48,174	17.75	439,347
	—	(7)	52,678	105,356	210,712	—	—	—	—	—	—	—

Jason R. Bates	—	(2)	49,500	198,000	346,500	—	—	—	—	—	—	—
	2/26/2019	(3)	—	—	—	—	—	—	7,436	—	—	131,989
	2/26/2019	(4)	—	—	—	2,789	11,156	19,522	—	—	—	49,505
	2/26/2019	(5)	—	—	—	—	—	—	18,464	—	—	327,736
	2/26/2019	(6)	—	—	—	—	—	—	—	37,488	17.75	341,891
	—	(7)	27,448	54,896	109,792	—	—	—	—	—	—	—

Timothy W. Guin	—	(2)	46,500	186,000	325,500	—	—	—	—	—	—	—
	2/26/2019	(3)	—	—	—	—	—	—	6,986	—	—	124,002
	2/26/2019	(4)	—	—	—	2,620	10,479	18,338	—	—	—	46,505
	2/26/2019	(5)	—	—	—	—	—	—	8,622	—	—	153,041
	2/26/2019	(6)	—	—	—	—	—	—	—	17,505	17.75	159,646
	—	(7)	25,785	51,570	103,140	—	—	—	—	—	—	—

George T. Henry	—	(2)	30,000	120,000	210,000	—	—	—	—	—	—	—
	2/26/2019	(3)	—	—	—	—	—	—	4,056	—	—	71,994
	2/26/2019	(4)	—	—	—	1,521	6,084	10,648	—	—	—	26,998
	2/26/2019	(5)	—	—	—	—	—	—	6,467	—	—	114,789
	2/26/2019	(6)	—	—	—	—	—	—	—	13,129	17.75	119,736
	—	(7)	16,635	33,270	66,540	—	—	—	—	—	—	—

Kimberly K. Littlejohn	—	(2)	30,000	120,000	210,000	—	—	—	—	—	—	—
	2/26/2019	(3)	—	—	—	—	—	—	4,056	—	—	71,994
	2/26/2019	(4)	—	—	—	1,521	6,084	10,648	—	—	—	26,998
	2/26/2019	(5)	—	—	—	—	—	—	3,449	—	—	61,220
	2/26/2019	(6)	—	—	—	—	—	—	—	7,002	17.75	63,858
	—	(7)	16,635	33,270	66,540	—	—	—	—	—	—	—

Johannes "Werner" P.	—	(2)	10,736	42,945	75,154	—	—	—	—	—	—	—
Hugo	2/26/2019	(3)	—	—	—	—	—	—	5,578	—	—	99,010
	2/26/2019	(4)	—	—	—	2,091	8,366	14,640	—	—	—	37,115
	2/26/2019	(5)	—	—	—	—	—	—	6,467	—	—	114,789
	2/26/2019	(6)	—	—	—	—	—	—	—	13,129	17.75	119,736
	—	(7)	6,062	12,123	24,246	—	—	—	—	—	—	—

1)

The amounts included in this column represent the aggregate grant date fair value of the awards granted to each Named Executive Officer in accordance with FASB Topic 718.  The value ultimately realized by the recipient may or may not be equal to this determined value.  The grant date fair values of the performance-based portion of the 2019 EIP were based on the probable outcome of those awards on the grant date (threshold).  The grant date fair values of the stock options ($9.12 per share) were calculated using the Black-Scholes-Merton option pricing formula with the following assumptions: strike price of $17.75, risk-free interest rate of 2.48%, and weighted-average derived service period of 5.75 years, expected volatility of 54.0% and dividend yield of 0%.

See Note 10, Equity Compensation and Employee Benefits Plans in our Form 10‑K for the year ended December 31, 2019, for further discussion of our stock plans and the methods used to account for stock plan activity.

2)

Represents a potential award under the 2019 Management Bonus Plans, the material terms of which are described under “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers – 2019 Management Bonus Plan.”

3)

Represents the time-based portion of the restricted shares awarded under the 2019 EIP.  The material terms of the 2019 EIP are described under “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers – 2019 EIP.”

4)

Represents the performance-based portion of the restricted shares awarded under the 2019 EIP.  The material terms of the 2019 EIP are described under “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers – 2019 EIP.”

5)

Represents time-based restricted shares awarded under the 2019 Equity Retention Grant.  The material terms of the 2019 Equity Retention Grant are described under “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers – 2019 Equity Retention Grant.”

6)

Represents the stock options awarded under the 2019 Equity Retention Grant.  The material terms of the 2019 Equity Retention Grant are described under “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers – 2019 Equity Retention Grant.”

7)

Represents a potential award under the 2019 EPS Cash Incentive Plan, the material terms of which are described under “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers – 2019 EPS Cash Incentive Plan.”

Narrative to Grants of Plan-Based Awards

See “Executive Compensation – Compensation Discussion and Analysis” for a complete description of these grants and the performance targets for payment of incentive awards.

Outstanding Equity Awards at Fiscal Year-End

The following table also sets forth information concerning outstanding restricted stock awards as of December 31, 2019 that had been granted under the Incentive Plan, unless otherwise noted, but that had not yet vested and had not yet been earned.   For this purpose, an “unearned” award is one for which it has not yet been determined whether the applicable performance goals will be met.

	Options Awards					Stock Awards

						Number		Market or	Equity Incentive		Equity Incentive
	Number of	Number of				of Shares,		Payout Value	Plan: Number		Plan: Market or
	Securities	Securities				Units, or		of Shares,	of Unearned		Payout value of
	Underlying	Underlying		Option		Other Rights		Units or	Shares, Units		Unearned Shares,
	Unexercised	Unexercised		Exercise	Option	That Have		Other Rights	or Other Rights		Units or Other
	Options (#)	Options (#)		Price	Expiration	Not Vested		that Have Not	that Have not		Rights that Have
Name	Exercisable	Unexercisable		($)	Date	(#)		Vested ($)(1)	Vested (#)		Not Vested ($)(1)
James D.	—	48,174	(2)	$17.75	2/26/2029	—		—	—		$—
Reed						1,320	(3)	$9,834	—		—
						—		—	3,498	(4)	$26,060
						6,996	(5)	$52,120	—		—
						3,335	(6)	$24,846	—		—
						—		—	21,972	(7)	$163,691
						14,648	(8)	$109,128	—		—
						—		—	—		—
						23,727	(9)	$176,766	—		—

Jason R.	—	37,488	(2)	17.75	2/26/2029	—		—	—		$—
Bates						939	(3)	$6,996	—		—
						—		—	1,813	(4)	$13,507
						3,625	(5)	$27,006	—		—
						2,001	(6)	$14,907	—		—
						—		—	11,156	(7)	$83,112
						7,436	(8)	$55,398	—		—
						—		—	—		—
						18,464	(9)	$137,557	—		—

Timothy W.	—	17,505	(2)	17.75	2/26/2029	—		—	1,873	(4)	$13,954
Guin						3,745	(5)	$27,900	—		—
						2,080	(10)	$15,496	—		—
						—		—	10,479	(7)	$78,069
						6,986	(8)	$52,046	—		—
						—		—	—		—
						8,622	(9)	$64,234	—		—

George T.	—	13,129	(2)	17.75	2/26/2029	—		—	985	(4)	$7,338
Henry						1,968	(5)	$14,662	—		—
						—		—	6,084	(7)	$45,326
						4,056	(8)	$30,217	—		—
						—		—	—		—
						6,467	(9)	$48,179	—		—

Kimberly K.	—	7,002	(2)	17.75	2/26/2029	650	(3)	$4,843	—		—
Littlejohn						—		—	394	(4)	$2,935
						788	(5)	$5,871	—		—
						1,434	(6)	$10,683	—		—
						—		—	6,084	(7)	$45,326
						4,056	(8)	$30,217	—		—
						—		—	—		—
						3,449	(9)	$25,695	—		—

Johannes “Werner” P. Hugo (11)	—	—		—	—	—		—	—		—

1)

The market value of shares of unvested, unearned restricted stock is equal to the product of the closing price of our Common Stock at the most recent fiscal year end and the number of unvested, unearned shares.  The closing price of our Common Stock was $7.45 on December 31, 2019.

2)

Represents stock options awarded under the 2019 Equity Retention Grant, which are subject to time-based vesting, as described in more detail in “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers – 2019 Equity Retention Grant.”

3)

Represents time-based restricted shares awarded under the 2017 short-term incentive plans.  Of the remaining restricted shares, one-half of Mr. Reed’s shares vested on February 28, 2020 and one-half of Mr. Bates’ and Ms. Littlejohn’s shares vested on March 27, 2020.  The remaining one-half for Messrs. Reed and Bates and Ms. Littlejohn will vest on January 31, 2021, subject to continued employment and certain vesting, forfeiture, and termination provisions.

4)

Represents performance-based restricted shares awarded under the 2018 equity incentive plan, which are subject to vesting upon certain levels of three-year cumulative consolidated adjusted EBITDA[R] and three-year consolidated adjusted operating ratio over a performance period ending on December 31, 2020.  The amounts disclosed are based on the threshold number of shares as the Company is not expected to meet or exceed the threshold level of the performance criteria as of December 31, 2019.

5)

Represents time-based restricted shares awarded under the 2018 equity incentive plan. Of the remaining shares, for Messrs.  Reed and Bates and Ms. Littlejohn, one-third vested on March 22, 2020 and one-third will vest on each of March 22, 2021 and 2022.  For Mr. Guin, one-third will vest on each of April 30, 2020, 2021, and 2022.  For Mr. Henry, one-third vested on March 23, 2020 and one-third will vest on each of March 23, 2021 and 2022.

6)

Represents a special one-time grant of time-based restricted stock, of which one-half vested on March 22, 2020 and one-half will vest on March 22, 2021, subject to continued employment and certain vesting, forfeiture, and termination provisions.

7)

Represents performance-based restricted shares awarded under the 2019 EIP, the material terms of which are described under “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers – 2019 EIP.”  The amounts disclosed are based on the threshold number of shares as the Company is not expected to meet or exceed the threshold level of the performance criteria as of December 31, 2019.

8)

Represents time-based restricted shares awarded under the 2019 EIP, as described in more detail in “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers – 2019 EIP.”

9)

Represents time-based restricted shares awarded under the 2019 Equity Retention Grant, the material terms of which are described under “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers – 2019 Equity Retention Grant.”

10)	Represents a grant of time-based restricted stock which will vest on April 30, 2020, subject to continued employment and certain vesting, forfeiture, and termination provisions.
11)

Pursuant to the Hugo Separation Agreement, 1,934 shares of restricted stock held by Mr. Hugo that were scheduled to vest on March 22, 2019 were allowed to vest, and Mr. Hugo’s remaining shares of restricted stock were forfeited.  See “—Separation Agreement.”

Options Exercised and Stock Vested

The following table sets forth information regarding the values realized by our Named Executive Officers upon the vesting of restricted stock during the year ended December 31, 2019.

	Stock Awards
	Number of Shares	Value Realized
Name	Acquired on Vesting (#)	on Vesting ($)(1)
James D. Reed (2)	4,657	$69,868
Jason R. Bates (2)	10,219	$142,344
Timothy W. Guin	3,330	$47,419
George T. Henry	657	$9,618
Kimberly K. Littlejohn	1,304	$18,600
Johannes "Werner" P. Hugo	1,934	$28,314

1)	Determined by multiplying the number of shares acquired upon vesting by the closing price on the date of vesting date.
2)

In accordance with SEC rules, the shares of restricted stock that vested under the 2017 LTIP for Messrs. Reed and Bates will be reported in the Options Exercised and Stock Vested Table for the year ended December 31, 2020, as the shares did not vest until the Executive Compensation Committee certified achievement under the 2017 LTIP in February 2020.

Director Compensation

The following table sets forth information concerning compensation for the last fiscal year for our non-employee directors.

Name	Fees Paid in Cash ($)(1)	Stock Awards ($)	Total ($)
Robert A. Peiser	$84,625	$84,993	$169,618
Alexander D. Greene	$69,000	$84,993	$153,993
Robert E. Creager	$61,500	$39,987	$101,487
Gary R. Enzor	$56,000	$39,987	$95,987
Thomas M. Glaser	$49,500	$39,987	$89,487
Barbara J. Faulkenberry	$54,500	$39,987	$94,487
M. Susan Chambers	$62,500	$39,987	$102,487

1)	Represents fees paid based on meetings held during 2019.
2)

Messrs. Peiser and Greene were each granted 5,977 shares of restricted stock on May 8, 2019.  The shares granted to Mr. Greene will vest on the date of the 2020 Annual Meeting, subject to certain forfeiture and acceleration provisions.  Those shares granted to Mr. Peiser vested upon his death on May 22, 2019.

3)

Messrs. Creager, Enzor, and Glaser, and Mses. Faulkenberry and Chambers were each granted 2,812 shares of restricted stock on May 8, 2019, which will vest on the date of the 2020 Annual Meeting, subject to certain forfeiture and acceleration provisions.

Narrative to Director Compensation

Each nonemployee, non-chair director was paid an annual cash retainer of $35,000 paid in equal quarterly installments, and a $40,000 retainer consisting of restricted shares of our common stock.   The Chairperson was paid an annual cash retainer of $55,000, paid in equal quarterly installments, and an $85,000 annual retainer consisting of restricted shares of our common stock.   As each of Messrs. Peiser and Greene acted as Chairman during 2019, they each received the cash and equity retainers for Chairmen.  Nonemployee directors receive per-meeting fees for attending Board meetings in the amount of $1,000 for each meeting attended in person and $500 for each meeting attended telephonically.

The Chair of the Audit Committee was paid an annual cash retainer of $7,500, paid in equal quarterly installments.   Each non-chair member of the Audit Committee was paid an annual cash retainer of $5,000, paid in equal quarterly installments.   Audit Committee members were also paid a fee of $1,000 per Audit Committee meeting attended in person and $500 per meeting attended via teleconference.

The Chair of the Executive Compensation Committee was paid an annual cash retainer of $5,000, payable in equal quarterly installments.   Mr. Peiser was paid an annual cash retainer of $3,500 in equal quarterly installments for his membership on the Executive Compensation Committee, and all other members of the Executive Compensation Committee were paid a $1,000 annual cash retainer paid in equal quarterly installments.  Executive Compensation Committee members were also paid a fee of $1,000 per Executive Compensation Committee meeting attended in person and $500 per meeting attended via teleconference.

The Chair of the Nominating and Corporate Governance Committee was paid an annual cash retainer of $5,000, paid in equal quarterly installments.   Each non-chair member of the Nominating and Corporate Governance Committee was paid a $2,000 annual cash retainer, paid in equal quarterly installments.   Nominating and Corporate Governance Committee members were also paid a fee of $1,000 per Nominating and Corporate Governance Committee meeting attended in person and $500 per meeting attended via teleconference.

The Chair of the Technology Committee was paid an annual cash retainer of $5,000, paid in equal quarterly installments.   Each non-chair member of the Technology Committee was paid a $2,000 annual cash retainer, paid in equal quarterly installments.   Technology Committee members were also paid a fee of $1,000 per Technology Committee meeting attended in person and $500 per meeting attended via teleconference.

Effective April 1, 2020, the Board approved the following changes to director compensation: the annual retainer consisting of restricted shares of our common stock will be paid instead as quarterly cash installments, and all per-meeting fees will be eliminated through the remainder of this calendar year.

See “Corporate Governance – The Board of Directors and its Committees – Additional Corporate Governance Policies” for a description of our Stock Ownership and Anti-Hedging and Pledging Policy.

Pay Ratio Disclosure

We provide fair and equitable compensation to our employees through a combination of competitive base pay, incentives, retirement plans and other benefits.   We are disclosing the following pay ratio and supporting information, which compares the annual total compensation of our employees other than Mr. Reed (including full-time, part-time, seasonal and temporary employees) and the annual total compensation of Mr. Reed, our President and CEO, as required by Section 953(b) of the Dodd-Frank Act.   The pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2019, our last completed fiscal year:

•	The median of the annual total compensation of all employees of USA Truck Inc. (other than our CEO) was $38,401; and
•	The annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $1,824,257.

Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 47.5 to 1.  However, using our CEO’s realized compensation in 2019 of $676,121, as described in more detail in “Executive Compensation – Compensation Discussion and Analysis – Elements – Performance-Based Compensation – Mix of Fixed and Performance-Based Compensation”, such ratio was 17.6 to 1.

We identified the median employee using base pay of all our employees as reflected in our 2019 payroll records.  We  then calculated annual total compensation for 2019 for the median employee we identified for the year ended December 31, 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in that employee’s annual total compensation of $38,401.   The median employee’s annual total compensation includes wages and overtime pay, as well as incentive payments, retirement plan benefits, company matching contributions to the 401(k) employee savings plan, and the cost of health and other benefits.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to each of our current directors (including the two nominees for election at the Annual Meeting), each Named Executive Officer, and all current directors and executive officers as a group, including the beneficial ownership of our Common Stock as of March 27, 2020 for each individual and the group.   The table also lists the name, address and share ownership information for all stockholders known to us to own, directly or indirectly, more than 5% of the outstanding shares of Common Stock, our only class of voting securities, as of March 27, 2020.   Each person named in the table, unless otherwise indicated, has sole voting and investment power with respect to the shares indicated as being beneficially owned by him, her or it.

	Common
	Stock
	Number of		Percent
Name and (if applicable) Address	Shares *		of Class
Directors:
James D. Reed*	198,890	(1)	2.3%
Robert E. Creager	48,644		**
Gary R. Enzor	43,294	(2)	**
Alexander D. Greene	41,842		**
Thomas M. Glaser	25,473		**
Barbara J. Faulkenberry	18,734		**
M. Susan Chambers	15,056		**
Named Executive Officers (Excluding Persons Named Above):
Jason R. Bates	153,133	(3)	1.8%
Timothy W. Guin	85,452	(4)	1.0%
George T. Henry	42,936	(5)	**
Kimberly K. Littlejohn*	38,106	(6)	**
Johannes "Werner" P. Hugo***	2,170	(7)	**
Directors and Executive Officers as a Group (11 Persons)	711,560		8.1%

Flint Ridge Capital LLC, Flint Ridge Partners, L.P. and John P. Szabo, Jr	792,000	(8)	9.1%
16 School Street, Second Floor, Rye, New York 10580
Dimensional Fund Advisors LP	721,834	(9)	8.3%
Building One, 6300 Bee Cave Road, Austin, Texas 78746
The Estate of James B. Speed	720,063	(10)	8.2%
2323 So. 40th Street, Fort Smith, Arkansas 72903
Grace and White, Inc.	474,545	(11)	5.4%
515 Madison Avenue, Suite 1700, New York, New York 10022

* All fractional shares (which were acquired through participation in our Employee Stock Purchase Plan) have been rounded down to the nearest whole share.

**    The amount represents less than 1% of the outstanding shares of Common Stock.

***The individual was a Named Executive Officer in 2019; however, his employment was terminated before December 31, 2019.

1)	The amount shown includes 12,044 shares of common stock Mr. Reed has the right to acquire pursuant to options presently exercisable or exercisable within 60 days following March 27, 2020.
2)	Mr. Enzor has voting and dispositive power with respect to 43,294 shares that he beneficially owns. Of those, 40,482 shares are held of record by Gary and Wendy Enzor as tenants in common (TIC).
3)	The amount shown includes 9,372 shares of common stock Mr. Bates has the right to acquire pursuant to options presently exercisable or exercisable within 60 days following March 27, 2020.
4)	The amount shown includes 4,376 shares of common stock Mr. Guin has the right to acquire pursuant to options presently exercisable or exercisable within 60 days following March 27, 2020.

5)	The amount shown includes 3,282 shares of common stock Mr. Henry has the right to acquire pursuant to options presently exercisable or exercisable within 60 days following March 27, 2020.
6)	The amount shown includes 1,751 shares of common stock Ms. Littlejohn has the right to acquire pursuant to options presently exercisable or exercisable within 60 days following March 27, 2020.
7)

This information is based on the 50,558 shares reported on Mr. Hugo’s last Form 4 filed with the SEC on March 4, 2019, less the 48,388 restricted shares that were forfeited upon his resignation from the Company and includes 1,934 restricted shares that vested on March 22, 2019.   The 13,129 options held by Mr. Hugo were forfeited upon his resignation from the Company.

8)

This information is based solely on a report on Schedule 13G/A filed with the SEC on February 12,  2020, by Flint Ridge Capital, LLC, Flint Ridge Partners L.P. and John P. Szabo, Jr. Flint Ridge Capital, LLC has sole voting power with respect to no shares, shared voting power with respect to 588,000 shares, sole dispositive power with respect to no shares and shared dispositive power with respect to 588,000 shares.   Flint Ridge Partners L.P has sole voting power with respect to no shares, shared voting power with respect to 588,000 shares, sole dispositive power with respect to no shares and shared dispositive power with respect to 588,000 shares.   John P. Szabo, Jr., has sole voting power with respect to 204,000 shares, shared voting power with respect to 588,000 shares, sole dispositive with respect to 204,000 shares and shared dispositive power with respect to 588,000 shares.  Information is as of December 31, 2019.

9)

This information is based solely on a report on Schedule 13G/A filed with the SEC on February 12, 2020, which indicates that Dimensional Fund Advisors LP, an investment advisor, has sole voting power with respect to 695,820 shares, shared voting power with respect to no shares, sole dispositive power with respect to all 721,834 shares and shared dispositive power with respect to no shares.  Information is as of December 31, 2019.

10)

With respect to the shares owned directly by the estate of Mr. Speed, this information is based on information provided by the estate’s brokers.  With respect to the shares owned by Mr. Speed’s widow and shares held for the benefit of his daughter, the information is based solely on a Schedule 13G/A filed with the SEC on March 4, 2013.   The estate of Mr. Speed has sole voting and dispositive power with respect to all 720,063 shares and shared voting and dispositive power with respect to no shares.   The amount shown does not include (a) 66,823 shares of Common Stock held by Mr. Speed’s widow (of which the estate of Mr. Speed disclaims beneficial ownership) and (b) 17,669 shares of Common Stock held in a trust (of which Mr. Speed’s widow is trustee) for the benefit of his daughter (of which the estate of Mr. Speed disclaims beneficial ownership).  Information is as of December 31, 2012.

11)

This information is based solely on a report on Schedule 13G filed with the SEC on February 5, 2020, which indicates that Grace and White, Inc., has sole voting power with respect to 116,339 shares, shared voting power with respect to no shares, sole dispositive power with respect to 474,545 and shared dispositive power with respect to no shares.  Information is as of January 31, 2020.

CERTAIN TRANSACTIONS

We have a long-standing written policy of not making loans to our officers, directors or affiliates.  Our policy further prohibits entering into leases, equipment purchase agreements or other contracts with our officers, directors or affiliates unless the Board, and the disinterested members of the Board, so approve upon the Audit Committee’s recommendation, after the Audit Committee has determined that the transaction is reasonable, in our best interest and on terms no less favorable than could be obtained from an unrelated third party.    Since January 1, 2019, there were no transactions involving a “related person”, as that term is defined in Instruction 1 to Item 404(a) of Regulation S-K, identified in the responses to the annual questionnaire sent to each of our directors and executive officers, or otherwise known to the Audit Committee or to us.

PROPOSAL TWO: ADVISORY AND NON-BINDING APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

In accordance with certain requirements of Section 14A of the Exchange Act (which were added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the SEC), we are including a non-binding stockholder vote on a resolution to approve the compensation of our Named Executive Officers (so-called “Say-on-Pay”).

We urge stockholders to read “Executive Compensation” beginning on page 18 of this Proxy Statement, which describes in detail our executive compensation objectives, policies and procedures, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure, appearing on pages 38 through 44, which provide detailed information on the compensation of our Named Executive Officers.

The Board has adopted a policy of providing for an annual “say-on-pay” advisory vote.   Accordingly, we are asking our stockholders to approve, in an advisory and non-binding vote, the following resolution in respect of this Proposal TWO:

“RESOLVED, that the stockholders approve, in an advisory and non-binding vote, the compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement relating to the Company’s Annual Meeting of Stockholders to be held on May 21, 2020.”

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

All duly submitted and unrevoked proxies will be voted FOR Proposal TWO, unless otherwise instructed.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm we utilized during fiscal years 2019 and 2018 was Grant Thornton LLP.  Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions.  The representatives of Grant Thornton LLP will have the opportunity to make a statement at the Annual Meeting if they choose to do so.

Principal Accounting Fees and Services

The following table presents fees for professional services rendered by our principal accountant, Grant Thornton LLP, for the years ended December 31, 2019 and 2018 for the audit of our consolidated financial statements and fees billed for other services rendered.

	2019	2018
Audit Fees(a)	$442,500	$459,500

Other Fees:
Audit-Related Fees(b)	$—	$279,708
Tax Fees(c)	$—	$73,500
All Other Fees(d)	$—	$—

a)

Fees and expenses for (i) the integrated audit of the consolidated financial statements included in our Annual Reports on Form 10‑K and internal controls over financial reporting; (ii) the reviews of the interim consolidated financial information included in our Quarterly Reports on Form 10‑Q; (iii) consultations concerning financial accounting and reporting; and (iv) reviews of documents filed with the SEC and provision of related consents.

b)	Fees and expenses paid to our principal accountant for due diligence, structuring, and financial statement audit services related to an acquisition.
c)	Fees and expenses paid to our principal accountant for (i) tax compliance; (ii) tax planning; and (iii) tax advice.
d)	Fees and expenses paid to our principal accountant for services other than audit fees, audit-related fees and tax fees.

The Audit Committee selects the firm that performs the integrated audit of our consolidated financial statements and internal controls over financial reporting, determines the compensation of that firm and pre-approves all services of any type that firm renders to us.   The Audit Committee has been informed of the types of services Grant Thornton LLP rendered to us and has determined that, in providing those services, Grant Thornton LLP has maintained its independence as to us.   The Audit Committee has a written policy for the pre-approval of the audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair their independence.  The Audit Committee pre-approves the engagement terms and fees of annual audit services, and any changes in such terms and fees resulting from changes in audit scope, our structure or other matters.   The Audit Committee may also grant pre-approval for other audit services, audit-related services (which include assurance and related services that are reasonably related to the audit or review of our consolidated financial statements and that are traditionally performed by the independent auditor) and tax services.  Each pre-approval, unless earlier withdrawn or modified by the Audit Committee, has a term of twelve months, unless the Audit Committee specifically provides for a different period.   The pre-approval policy also contains a non-exclusive list of prohibited non-audit services that may not be performed by our independent registered public accounting firm, and provides that permissible non-audit services classified as “all other services” must be separately pre-approved by the Audit Committee.  The Audit Committee did not approve any services pursuant to Rule 2‑01(c)(7)(i)(C) of Regulation S-X promulgated under the Exchange Act, which permits the waiver of the pre-approval requirements in certain circumstances.

PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.  Grant Thornton LLP served as the Company’s independent registered public accounting firm for 2019, and the services it provided to the Company and its subsidiaries in 2019 are described under Principal Accounting Fees and Services above.

We are asking our stockholders to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2020.  Each proxy will be voted as directed on each proxy card; or in the absence of contrary instructions, each proxy will be voted for the ratification of Grant Thornton LLP.  Although ratification is not required by our Bylaws or otherwise, the Board of Directors is submitting the selection of Grant Thornton LLP to our stockholders for ratification as a matter of good corporate practice.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020.

In the event stockholders do not ratify the appointment of the Company’s independent registered public accounting firm, the appointment will be reconsidered by the Audit Committee.   Even if the appointment is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information, as of December 31, 2019, with respect to our compensation plans under which shares of Common Stock are authorized for issuance.   The number of shares of Common Stock reflected in column (a) of the following table is comprised of 389,242.  The number of shares of Common Stock reflected in column (c) of the following table is comprised entirely of shares available for future grant under the Incentive Plan as of December 31, 2019, as described below, and neither column (a) nor (c) includes the additional shares available for issuance thereunder contemplated by the Second Amendment to the Incentive Plan.   Shares of Common Stock underlying outstanding options granted under the Incentive Plan that are terminated or expire unexercised will be available for future grant.

Number of securities
remaining eligible for
	Number of securities to	Weighted average	future issuance under
	be issued upon exercise	exercise price of	equity compensation plans
	of outstanding options,	outstanding options,	(excluding securities
	warrants and rights	warrants and rights	reflected in column (a))
Plan Category	(a)	(b)(1)	(c)
Equity Compensation Plans Approved by Security Holders	389,242	$—	632,079
Equity Compensation Plans Not Approved by Security Holders	—	$—	—
Total	389,242	$—	632,079

STOCKHOLDER PROPOSALS

Under SEC rules and regulations, stockholder proposals intended to be presented at the 2021 Annual Meeting (other than proxy access nominations) must be received by the Company no later than December 18,  2020 to be eligible for inclusion in our proxy statement and form of proxy for next year’s meeting.  However, if the date of the 2021 Annual Meeting is more than thirty days before or after May 21, 2021, then the deadline for submitting any such stockholder proposal for inclusion in the proxy materials relating to the 2021 Annual Meeting shall be a reasonable time before we begin to print or mail such proxy materials.

If, pursuant to our bylaws, any stockholder intends to present a proposal at the 2021 Annual Meeting without inclusion of such proposal in our proxy materials, we must receive notice of such proposal no earlier than January 21, 2021 and no later than February 20, 2021.  Any notice received prior to January 21, 2021 or after February 20, 2021 is untimely.  However, if the date of the 2020 Annual Meeting is more than twenty-five days before or after May 21, 2021, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the first day on which the notice of the date of the 2021 Annual Meeting was mailed or public disclosure of the date of the annual meeting otherwise was made, whichever occurs first.

Proposals (other than proxy access nominations) must concern a matter that may be properly considered and acted upon at the Annual Meeting in accordance with applicable laws and regulations and our bylaws, committee charters and policies, and must otherwise comply with Rule 14a‑8 of the Exchange Act and we reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these requirements.

The Company’s amended and restated bylaws include a proxy access provision.  Under the amended and restated bylaws, stockholders who meet the requirements set forth in the amended and restated bylaws may submit director nominations for inclusion in the proxy materials.   Proxy access nominations for the 2021 Annual Meeting must be received by the Company no earlier than November 18,  2020 and no later than December 18,  2020 assuming the date of the 2021 Annual Meeting is not more than thirty days before and not more than seventy days after April 17, 2021, and must meet all the requirements set forth in the amended and restated bylaws.

Any proposal (including proxy access nominations) should be addressed to USA Truck Inc., Attention: Secretary, 3200 Industrial Park Road, Van Buren, Arkansas 72956.

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

By order of the Board of Directors

/s/ Charles Lane

Secretary

Van Buren, Arkansas

April 17, 2020

Upon written request of any stockholder, we will furnish, without charge, a copy of our 2019 Annual Report on Form 10‑K, as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto.  The written request should be sent to Charles Lane, Secretary of the Company, at our executive offices, 3200 Industrial Park Road, Van Buren, Arkansas 72956.  The written request must state that as of March 27, 2020, the person making the request was a beneficial owner of shares of our Common Stock.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

REVOCABLE PROXY
USA TRUCK, INC.

2020 Annual Meeting of Stockholders

May 21, 2020
10:00 A.M. Central Time

This Proxy is Solicited On Behalf Of The Board Of Directors

Please Be Sure To Mark, Sign, Date and Return Your Proxy Card in the Envelope Provided

▲ Detach card, sign, date and mail in postage paid envelope provided. ▲

PROXY

Please mark your votes like this X

	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
(01) Maj. Gen. Barbara J. Faulkenberry **(02) M. Susan Chambers**	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name(s) or number(s) in the space provided below.

____

This Proxy, when properly executed, will be voted in the manner directed herein by the stockholder of record. If no direction is made, this Proxy will be voted "FOR" all Proposals.

The stockholder acknowledges receipt of the Notice and Proxy Statement for the 2020 Annual Meeting of Stockholders and the annual report to stockholders for the year ended December 31, 2019.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED STOCKHOLDER WITH RESPECT TO ANY MATTER TO BE VOTED UPON. IF NO SPECIFICATION IS MADE, THE PROXIES WILL VOTE THESE SHARES "FOR" THE ELECTION OF THE NAMED NOMINEES, "FOR" THE APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION, AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP. THE PROXIES WILL VOTE IN THEIR SOLE DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

____
____
____

CONTROL NUMBER

Signature______________________ **Signature, if held jointly**______________________ **Date**__________ **2020.**

(Please sign exactly as name(s) appear(s) at above. If stock is in the name of two or more persons, each should sign. Persons signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. If a corporation, please sign in full corporate name, by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders

ON-LINE ANNUAL MEETING MATERIALS: http://www.cstproxy.com/usa-truck/2020

▲ Detach card, sign, date and mail in postage paid envelope provided. ▲

REVOCABLE PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 21, 2020. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NAMED NOMINEES AND "FOR" PROPOSAL TWO AND THREE.

The stockholder of record hereby appoints ALEXANDER D. GREENE and JAMES D. REED, and either of them, with full power of substitution, as Proxies for the stockholder, to attend the Annual Meeting of the Stockholders of USA Truck Inc. (the "Company"), to be held on May 21, 2020, at 10:00 a.m., Central Time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the stockholder is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting

(Continued and to be marked, dated and signed, on the other side)